                                       Pursuant to Rule 424(b)(5)
                                       Registration Statement File No. 333-39127

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 13, 1999)

[LOGO]                       $153,852,000 (APPROXIMATE)
                                     C-BASS
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 1999-CB4
              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     SELLER

                            ------------------------

                            LITTON LOAN SERVICING LP
                                    SERVICER

                            ------------------------

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                     INITIAL
                   CERTIFICATE      PASS-THROUGH        PRICE TO         UNDERWRITING       PROCEEDS TO
CLASS               BALANCE(1)        RATE               PUBLIC            DISCOUNT          DEPOSITOR
A-1                $ 87,260,000        (2)                100%              0.30%             99.70%
A-2                $ 42,300,000        (2)                100%              0.30%             99.70%
M-1                $  9,717,000       8.20%               97.510688%        0.40%              97.110688%
M-2                $  8,907,000       8.20%               93.048501%        0.45%              92.598501%
B                  $  5,668,000        (2)                 (3)              0.50%               (3)
Total              $153,852,000                      $147,322,943.54     $467,629.50      $146,855,314.00

(1) Plus or minus 5%
(2) The Class A-1, Class A-2 and Class B certificates will bear interest at the variable rate described in this Prospectus Supplement.
(3) The Class B Certificates will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying pricing to be determined at the time of the related sale.

                            ------------------------

Only the five classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

THE CERTIFICATES

        o Represent ownership interests in a trust consisting primarily of a pool of first and second lien residential mortgage loans. The mortgage loans will be segregated into two groups, one consisting of two sub-groups of fixed-rate FHA insured mortgage loans and VA guaranteed mortgage loans and conventional fixed-rate mortgage loans with conforming balances and one consisting of two sub-groups of conventional fixed-rate non-conforming mortgage loans and conventional adjustable-rate mortgage loans.

        o The Class A-1 and Class A-2 Certificates will be senior certificates.

        o The Class M-1, Class M-2 and Class B Certificates are subordinate to and provide credit enhancement for the Class A-1 and Class A-2 Certificates. The Class B Certificates are subordinate to and provide credit enhancement for the Class M-1 and Class M-2 Certificates.

        o The Class M-1 and Class M-2 Certificates will accrue interest at the fixed rate set forth above, subject to certain limitations described in this prospectus supplement.

        o The Class A-1, Class A-2, and Class B Certificates will accrue interest at a rate equal to one-month LIBOR plus a fixed margin, subject to certain limitations described in this prospectus supplement.

CREDIT ENHANCEMENT

        o Subordination--The subordinate certificates are subordinate in right of certain payments to the senior certificates.

        o Overcollateralization--Certain excess interest received from the mortgage loans will be applied as payments of principal on the Certificates to establish and maintain a required level of overcollateralization.

        o Certain of the mortgage loans will be covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs.

                            ------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about August 27, 1999.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Merrill Lynch Mortgage Investors, Inc., Credit-Based Asset Servicing and Securitization LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

                               ------------------

MERRILL LYNCH & CO.                               BANC OF AMERICA SECURITIES LLC

                               ------------------

                                August 24, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary of Prospectus Supplement.............................................S-1
Risk Factors................................................................S-15
The Mortgage Pool...........................................................S-22
The Seller..................................................................S-55
The Servicer................................................................S-57
The Pooling and Servicing Agreement.........................................S-59
Description of the Certificates.............................................S-64
Yield, Prepayment and Maturity Considerations...............................S-77
Use of Proceeds.............................................................S-88
Certain Federal Income Tax Consequences.....................................S-88
State Taxes.................................................................S-90
ERISA Considerations........................................................S-90
Legal Investment Considerations.............................................S-92
Method of Distribution......................................................S-92
Legal Matters...............................................................S-93
Ratings.....................................................................S-93
Index of Principal Definitions..............................................S-95
Annex I......................................................................A-1

     Important notice about information presented in this prospectus supplement and the accompanying prospectus

     We tell you about the certificates in two separate documents that progressively provide more detail; (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of certificates vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions can be found.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-95 in this prospectus supplement and under the caption "Index of Principal Definitions" beginning on page 102 in the accompanying prospectus.

                              ---------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and prospectus supplement carefully before you decide to purchase a certificate. If capitalized terms are not defined in this summary, they are defined in the prospectus.

Title of Series............................................     C-BASS Mortgage Loan Asset Backed Certificates, Series 1999-CB4.

The Certificates...........................................     The Class A-1, Class A-2, Class M-1, Class M-2, Class B, Class X
                                                                and Class R Certificates are the entire ownership interest in a trust fund which is composed of first and second lien mortgage loans. The trust will issue the certificates pursuant to a pooling and servicing agreement among Credit-Based Asset
                                                                Servicing and Securitization LLC, as seller, Merrill Lynch
                                                                Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and The Chase Manhattan Bank, as trustee. The trust is offering the Class A-1, Class A-2, Class M-1, Class M-2 and
                                                                Class B certificates as book-entry securities clearing through
                                                                The Depository Trust Company (in the United States) or Cedelbank
                                                                or Euroclear (in Europe). See "Description of the Certificates -
                                                                Book-Entry Registration and Definitive Certificates" in this prospectus supplement.

The Offered Certificates...................................     The Underwriters are offering to sell the Class A-1, Class A-2,
                                                                Class M-1, Class M-2 and Class B Certificates. The Class X and
                                                                Class R Certificates are not being offered.

Depositor of Mortgage Loans................................     Merrill Lynch Mortgage Investors, Inc. will deposit the mortgage loans in the trust fund. The depositor is a Delaware corporation and a wholly-owned, limited purpose subsidiary of Merrill Lynch
                                                                Mortgage Capital Inc., which is a wholly owned indirect
                                                                subsidiary of Merrill Lynch & Co., Inc. The depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                                                                one of the underwriters.

Mortgage Loan Seller.......................................     On the closing date, the mortgage loans will be sold to the depositor by Credit-Based Asset Servicing and Securitization LLC.
                                                                The mortgage loans were originated or acquired generally in accordance with the underwriting standards described in "The
                                                                Mortgage Pool - Underwriting Standards" herein.

Servicer...................................................     Litton Loan Servicing LP will service the mortgage loans. The servicer must advance delinquent payments of principal and interest on the mortgage loans, subject to certain limitations.
                                                                See "Pooling and Servicing--Advances" in this prospectus
                                                                supplement and "Description of the Securities--Advances in
                                                                Respect of Delinquencies" in the prospectus. The servicer is an affiliate of the seller of the mortgage loans.

Trustee....................................................     The Chase Manhattan Bank, a New York banking corporation.

Cut-off Date...............................................     August 1, 1999.

Closing Date...............................................     On or about August 27, 1999.

Final Scheduled Distribution Dates.........................     The final scheduled distribution date for each class of offered certificates is set forth below:

                                                                                          Final Scheduled
                                                                       Class             Distribution Date
                                                                       -----             -----------------

                                                                     Class A-1           August 25, 2028
                                                                     Class A-2           March 25, 2029
                                                                     Class M-1           September 25, 2030
                                                                     Class M-2           September 25, 2030
                                                                     Class B             September 25, 2030

                                                                Each such final scheduled distribution date has been calculated as described under "Yield Prepayment and Maturity Considerations
                                                                --Final Scheduled Distribution Dates" in this prospectus
                                                                supplement.

The Mortgage Pool..........................................     On the closing date, the trust will acquire a pool of mortgage loans that will be divided into two loan groups, loan group 1 and loan group 2, and further divided into four sub-groups,
                                                                sub-groups 1A, 1B, 2A and 2B.


                                                                The total mortgage pool has the following aggregate
                                                                characteristics (percentages are based on the aggregate principal balance as of August 1, 1999):

                                                                Aggregate Current Principal Balance                  $161,950,332.63
                                                                Average Outstanding Principal Balance                        $95,377
                                                                Range of Outstanding Principal Balances           $1,570 to $577,663
                                                                Average Original Principal Balance                           $97,262
                                                                Range of Original Principal Balances              $6,850 to $580,000
                                                                Loans with Prepayment Penalties                               32.93%
                                                                Loans with Negative Amortization                               3.45%
                                                                  Index
                                                                                  Six-Month LIBOR                             18.87%
                                                                                  1 YR CMT                                     3.50%
                                                                                  Other                                        0.31%
                                                                                  Fixed Rate                                  77.33%
                                                                Mortgage Interest Rates by Index
                                                                  (ARM loans only)
                                                                                  Six-Month LIBOR                            10.876%
                                                                                  1 YR CMT                                    7.603%
                                                                                  Other                                       8.496%
                                                                Gross margin Weighted Avg by Index
                                                                  (ARM loans only)
                                                                                  Six-Month LIBOR                             7.262%
                                                                                  1 YR CMT                                    2.928%
                                                                                  Other                                       2.911%
                                                                Weighted Average Loan Rate                                    9.476%
                                                                Range of Loan Rates                                  5.75% to 21.00%
                                                                Weighted Average CLTV                                         85.47%
                                                                Weighted Average Original Term
                                                                  to Maturity                                             339 months
                                                                Weighted Average Remaining Term to
                                                                  Stated Maturity                                         320 months

                                                                For the ARM loans only:

                                                                  Weighted Average Maximum Loan Rate                         16.493%
                                                                    Range of Maximum Loan Rates                      0.00% to 23.25%

                                                                  Weighted Average Minimum Loan Rate                          9.612%
                                                                    Range of Minimum Loan Rates                      0.00% to 16.75%

                                                                  Weighted Average Initial Rate Adjustment Cap                2.611%
                                                                    Range of Initial Rate Adjustment Cap              0.00% to 6.00%

                                                                  Weighted Average Periodic Rate Adjustment Cap               1.430%
                                                                    Range of Periodic Rate Adjustment Caps            0.00% to 3.00%

                                                                  Weighted Average Months to Next Roll                     14 months
                                                                    Range of Months to Next Roll                      1 to 75 months

                                                                  Weighted Average Interest Roll Frequency                  7 months

                                                                Max Zip Code Concentration (%)                                 0.77%
                                                                Max Zip Code Concentration (zip)                               11372

                                                                Geographic Concentrations in Excess of 5%:
                                                                  California                                                  20.34%
                                                                  New York                                                    18.71%
                                                                  Florida                                                      7.31%
                                                                  New Jersey                                                   5.21%
                                                                Second Liens                                                   1.79%
                                                                FHA Mortgage Loans                                            17.61%

                                                                VA Mortgage Loans                                              4.14%
                                                                Sub-Prime Loans                                               50.46%
                                                                Performing Loans                                              68.85%
                                                                Sub-Performing Loans:                                         23.56%
                                                                       Sub-Performing Loans that are Forbearance Plan Loans    0.83%
                                                                       Sub-Performing Loans that are Bankruptcy Plan Loans     0.76%

                                                                Re-Performing Loans:                                           7.59%
                                                                       Re-Performing Loans that are Forbearance Plan Loans     1.71%
                                                                       Re-Performing Loans that are Bankruptcy Plan Loans      3.95%


                                                                Loan group 1 will consist of two sub-groups with the following aggregate characteristics (percentages are based on the aggregate principal balance as of August 1, 1999).

                                                                Aggregate Current Principal Balance                  $109,075,280.38
                                                                Average Outstanding Principal Balance                        $83,969
                                                                Range of Outstanding Principal Balances           $1,570 to $304,290
                                                                Average Original Principal Balance                           $85,994
                                                                Range of Original Principal Balances              $6,850 to $304,290
                                                                Loans with Prepayment Penalties                               23.75%
                                                                Loans with Negative Amortization                                  0%
                                                                Weighted Average Loan Rate                                    9.285%
                                                                Range of Loan Rates                                  5.75% to 21.00%
                                                                Weighted Average CLTV                                         87.78%
                                                                Weighted Average Original Term to Maturity                332 months
                                                                Weighted Average Remaining Term to Stated
                                                                  Maturity                                                310 months
                                                                Balloon Loans                                                  5.37%
                                                                Max Zip Code Concentration (%)                                 1.14%
                                                                Max Zip Code Concentration (zip)                               11372
                                                                Geographic Concentrations in Excess of 5%:
                                                                  New York                                                    21.28%
                                                                  California                                                  17.05%
                                                                  Florida                                                      8.62%
                                                                  Texas                                                        5.66%
                                                                Second Liens                                                   2.66%
                                                                FHA Mortgage Loans                                            22.57%
                                                                VA Mortgage Loans                                              6.06%
                                                                Sub-Prime Loans                                               38.05%
                                                                Performing Loans                                              71.55%
                                                                Sub-Performing Loans:                                         19.31%
                                                                           Sub-Performing Loans that are
                                                                             Forbearance Plan Loans                            1.23%
                                                                           Sub-Performing Loans that are
                                                                             Bankruptcy Plan Loans                             1.12%

                                                                Re-Performing Loans:                                           9.15%
                                                                           Re-Performing Loans that are
                                                                             Forbearance Plan Loans                            2.36%
                                                                           Re-Performing Loans that are
                                                                             Bankruptcy Plan Loans                             4.63%

                                                                Sub-group 1A will consist of FHA insured and VA guaranteed fixed-rate mortgage loans with the following characteristics
                                                                (percentages are based on the aggregate principal balance of the applicable sub-group as of August 1, 1999):

                                                                Aggregate Current Principal Balance                   $31,233,788.53
                                                                Average Current Principal Balance                            $73,839
                                                                Range of Current Principal Balances               $1,573 to $301,211
                                                                Average Original Principal Balance                           $77,630
                                                                Range of Original Principal Balances              $6,850 to $303,748
                                                                Loans with Prepayment Penalties                                   0%
                                                                Loans with Negative Amortization                                  0%
                                                                Weighted Average Loan Rate                                    8.558%
                                                                Minimum Interest Rate                                          6.00%
                                                                Maximum Interest Rate                                         14.00%
                                                                Weighted Average Original Term to
                                                                  Maturity                                                358 months
                                                                Weighted Average Remaining Term to
                                                                  Stated Maturity                                         307 months
                                                                Weighted Average Seasoning                                 51 months
                                                                Weighted Average LTV                                          98.82%
                                                                Balloon Loans                                                  0.00%
                                                                Max ZIP Code Concentration (%)                                 1.29%
                                                                Max ZIP Code Concentration (ZIP)                               11434
                                                                Geographic concentration in excess of 5%:
                                                                  California                                                  20.47%
                                                                  New York                                                    11.35%
                                                                  Texas                                                        8.22%
                                                                  Florida                                                      7.79%
                                                                  Maryland                                                     6.29%
                                                                Second Liens                                                   0.00%
                                                                FHA Mortgage Loans                                            78.84%
                                                                VA Mortgage Loans                                             21.16%
                                                                Sub-Prime Loans                                                0.00%
                                                                Performing Loans                                              26.55%
                                                                Sub-Performing Loans:                                         44.95%
                                                                           Sub-Performing Loans that are
                                                                             Forbearance Plan Loans                            3.86%
                                                                           Sub-Performing Loans that are
                                                                             Bankruptcy Plan Loans                             3.69%
                                                                Re-Performing Loans:                                          28.50%
                                                                           Re-Performing Loans that are
                                                                             Forbearance Plan Loans                            7.91%
                                                                           Re-Performing Loans that are
                                                                             Bankruptcy Plan Loans                            14.38%

                                                                Sub-group 1B will consist of conventional fixed-rate mortgage loans having conforming balances with the following
                                                                characteristics (percentages are based on the aggregate principal balance of the applicable sub-group as of August 1, 1999):

                                                                Aggregate Current Principal Balance                   $77,841,491.85
                                                                Average Current Principal Balance                            $88,860
                                                                Range of Current Principal Balances               $1,570 to $304,290
                                                                Average Original Principal Balance                           $90,033
                                                                Range of Original Principal Balances             $10,000 to $304,290
                                                                Weighted Average Loan Rate                                    9.577%
                                                                Minimum Interest Rate                                          5.75%
                                                                Maximum Interest Rate                                         21.00%
                                                                Weighted Average Original Term to
                                                                  Maturity                                                321 months
                                                                Weighted Average Remaining Term to
                                                                  Stated Maturity                                         312 months
                                                                Weighted Average Seasoning                                  9 months
                                                                Weighted Average CLTV                                         83.54%
                                                                Balloon Loans                                                  7.53%
                                                                Max ZIP Code Concentration (%)                                 1.60%
                                                                Max ZIP Code Concentration (ZIP)                               11372
                                                                Geographic concentration in excess of 5%:
                                                                  New York                                                    25.27%
                                                                  California                                                  15.68%
                                                                  Florida                                                      8.96%
                                                                Second Liens                                                   3.73%
                                                                Sub-Prime Loans                                               53.32%
                                                                Performing Loans                                              89.60%
                                                                Sub-Performing Loans:                                          9.02%
                                                                           Sub-Performing Loans that are
                                                                             Forbearance Plan Loans                            0.17%
                                                                           Sub-Performing Loans that are
                                                                             Bankruptcy Plan Loans                             0.09%
                                                                Re-Performing Loans:                                           1.38%
                                                                           Re-Performing Loans that are
                                                                             Forbearance Plan Loans                            0.14%
                                                                           Re-Performing Loans that are
                                                                             Bankruptcy Plan Loans                             0.72%
                                                                Owner-financed Mortgage Loans                                  3.49%

                                                                Loan group 2 will consist of two sub-groups with the following aggregate characteristics (percentages are based on the aggregate principal balance as of August 1, 1999):

                                                                Aggregate Current Principal Balance                  $52,875,052.25
                                                                Average Outstanding Principal Balance                      $132,519
                                                                Range of Outstanding Principal Balances         $18,570 to $577,663
                                                                Average Original Principal Balance                         $133,948
                                                                Range of Original Principal Balances            $20,000 to $580,000
                                                                Loans with Prepayment Penalties                              51.87%
                                                                Loans with Negative Amortization                              0.24%
                                                                Index:
                                                                           Six-Month LIBOR                                   57.79%
                                                                           1 YR CMT                                          10.72%
                                                                           Other                                              0.94%
                                                                           Fixed Rate                                        30.55%
                                                                Mortgage Interest Rates by Index (ARM loans only):
                                                                           Six-Month LIBOR                                  10.876%
                                                                           1 YR CMT                                          7.603%
                                                                           Other                                             8.496%
                                                                Gross margin by Index (ARM loans only):
                                                                           Six-Month LIBOR                                   7.262%
                                                                           1 YR CMT                                          2.928%
                                                                           Other                                             2.911%
                                                                Weighted Average Loan Rate                                   9.869%
                                                                Range of Loan Rates                                 6.00% to 16.75%
                                                                Weighted Average LTV                                         80.78%
                                                                Weighted Average Original Term to
                                                                  Maturity                                               354 months
                                                                Weighted Average Remaining Term to
                                                                  Stated Maturity                                        340 months
                                                                For the ARM loans only:
                                                                  Weighted Average Maximum Loan Rate                        16.493%
                                                                    Range of Maximum Loan Rates                     0.00% to 23.25%
                                                                  Weighted Average Minimum Loan Rate                         9.612%
                                                                    Range of Minimum Loan Rates                     0.00% to 16.75%
                                                                  Weighted Average Initial Rate Adjustment Cap               2.611%
                                                                    Range of Initial Rate Adjustment Cap             0.00% to 6.00%
                                                                  Weighted Average Periodic Rate Adjustment Cap              1.430%
                                                                    Range of Periodic Rate Adjustment Caps           0.00% to 3.00%
                                                                  Weighted Average Months to Next Roll                    14 months
                                                                    Range of Months to Next Roll                     1 to 75 months
                                                                  Weighted Average Interest Roll Frequency                 7 months
                                                                Max Zip Code Concentration (%)                                1.17%
                                                                Max Zip Code Concentration (zip)                              11003
                                                                Geographic Concentrations in Excess of 5%:
                                                                  California                                                 27.13%
                                                                  New York                                                   13.40%
                                                                  New Jersey                                                  7.69%
                                                                FHA Mortgage Loans                                            7.37%
                                                                VA Mortgage Loans                                             0.17%
                                                                Second Liens                                                  0.00%


                                                                Sub-Prime Loans                                              76.06%
                                                                Performing Loans                                             63.29%
                                                                Sub-Performing Loans:                                        32.34%
                                                                           Sub-Performing Loans that are
                                                                             Forbearance Plan Loans                           0.00%
                                                                           Sub-Performing Loans that are
                                                                             Bankruptcy Plan Loans                            0.00%
                                                                Re-Performing Loans:                                          4.37%
                                                                           Re-Performing Loans that are
                                                                              Forbearance Plan Loans                          0.36%
                                                                           Re-Performing Loans that are
                                                                              Bankruptcy Plan Loans                           2.54%


                                                                Sub-group 2A will consist of conventional fixed-rate mortgage loans having non-conforming balances with the following characteristics
                                                                (percentages are based on the aggregate principal balance of the applicable sub-group as of August 1, 1999):

                                                                Aggregate Current Principal Balance                  $16,154,447.87
                                                                Average Current Principal Balance                          $323,089
                                                                Range of Current Principal Balances            $241,131 to $577,663
                                                                Average Original Principal Balance                         $324,317
                                                                Range of Original Principal Balances           $241,530 to $580,000
                                                                Weighted Average Loan Rate                                   8.803%
                                                                Minimum Interest Rate                                         6.75%
                                                                Maximum Interest Rate                                        11.59%
                                                                Weighted Average Original Term to
                                                                  Maturity                                               342 months
                                                                Weighted Average Remaining Term to
                                                                  Stated Maturity                                        337 months
                                                                Weighted Average Seasoning                                 6 months
                                                                Weighted Average LTV                                         81.09%
                                                                Percentage of Balloon Loans                                   6.57%
                                                                Max ZIP Code Concentration (%)                                3.82%
                                                                Max ZIP Code Concentration (ZIP)                              11003
                                                                Geographic concentration in excess of 5%:
                                                                  California                                                 41.53%
                                                                  New York                                                   29.86%
                                                                  Washington                                                  5.68%

                                                                Second Liens                                                  0.00%
                                                                Sub-Prime Loans                                              55.80%
                                                                Performing Loans                                             94.41%
                                                                Sub-Performing Loans:                                         5.59%
                                                                           Sub-Performing Loans that are
                                                                             Forbearance Plan Loans                           0.00%
                                                                           Sub-Performing Loans that are
                                                                             Bankruptcy Plan Loans                            0.00%
                                                                Re-Performing Loans:                                          0.00%
                                                                           Re-Performing Loans that are
                                                                             Forbearance Plan Loans                           0.00%
                                                                           Re-Performing Loans that are
                                                                             Bankruptcy Plan Loans                            0.00%

                                                                Sub-group 2B will consist of adjustable-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the applicable sub-group as of
                                                                August 1, 1999):

                                                                Aggregate Current Principal Balances                 $36,720,604.38
                                                                Average Current Principal Balances                         $105,217
                                                                Range of Current Principal Balances             $18,570 to $348,134
                                                                Average Original Principal Balances                        $106,675
                                                                Range of Original Principal Balances            $20,000 to $350,000
                                                                Loans with Prepayment Penalties                              61.01%
                                                                Loans with Negative Amortization                              0.35%
                                                                Index:
                                                                                  Six Month LIBOR                            83.21%
                                                                                  1 Yr. CMT                                  15.43%
                                                                                  Other                                       1.36%
                                                                Mortgage Interest Rates by Index
                                                                                  Six Month LIBOR                           10.876%
                                                                                  1 Yr. CMT                                  7.603%
                                                                                  Other                                      8.496%
                                                                Gross Margin by Index
                                                                                  Six Month LIBOR                            7.262%
                                                                                  1 Yr. CMT                                  2.928%
                                                                                  Other                                      2.911%
                                                                Weighted Average Loan Rate                                  10.339%
                                                                Range of Current Loan Rates                         6.00% to 16.75%
                                                                Weighted Average Gross Margin                                6.534%
                                                                Range of Gross Margins                             2.00 % to 11.00%
                                                                Weighted Average Maximum Lifetime
                                                                    Mortgage Interest Rate                                  16.493%
                                                                Weighted Average Lifetime Minimum
                                                                    Mortgage Interest Rate                                   9.612%
                                                                Weighted Average LTV                                         80.65%
                                                                Weighted Average Original Term to Maturity               359 months
                                                                Weighted Average Remaining Term to Stated Maturity       341 months
                                                                Weighted Average Seasoning                                18 months
                                                                Weighted Average Initial Periodic Cap                        2.611%
                                                                Weighted Average Periodic Cap                                1.430%
                                                                Weighted Average Months to Interest Roll                  14 months
                                                                Weighted Average Interest Roll Frequency                   7 months
                                                                Max ZIP Code Concentration (%)                                0.95%
                                                                Max ZIP Code Concentration (ZIP)                              95638
                                                                Geographic concentration in excess of %:
                                                                  California                                                 20.79%
                                                                  New Jersey                                                 10.36%
                                                                  New York                                                    6.15%
                                                                  Florida                                                     5.44%
                                                                Second Liens                                                  0.00%
                                                                FHA Mortgage Loans                                           10.62%
                                                                VA Mortgage Loans                                             0.25%
                                                                Sub-Prime Loans                                              84.98%
                                                                Performing Loans                                             49.60%

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
                                                                Sub-Performing Loans                                         44.11%
                                                                                  Sub-Performing Loans that are
                                                                                    Forbearance Plan Loans                    0.00%
                                                                                  Sub-Performance Loans that are
                                                                                    Bankruptcy Plan Loans                     0.00%
                                                                Re-Performing Loans                                           6.30%
                                                                                  Re-Performing Loans that are
                                                                                    Forbearance Plan Loans                    0.52%
                                                                                  Re-Performing Loans that are
                                                                                    Bankruptcy Plan Loans                     3.66%

                                                                See "The Mortgage Pool" in this prospectus supplement for more information about the mortgage loans.

Distributions--General.....................................     The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning on
                                                                September 27, 1999. Distributions will generally include payments made on the mortgage loans during the related collection period.
                                                                The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which such distribution date occurs through the first day of the calendar month in which such distribution date occurs.

Record Date................................................     The.record.date.for each distribution date will be as follows:
                                                                for the Class A-1, Class A-2 and Class B Certificates, the
                                                                business day before such distribution date (unless definitive certificates are issued); and for the other certificates, the last business day of the month preceding such distribution date.

Interest Distributions.....................................     On each distribution date, you will be entitled to receive interest accrued on your certificate at the pass-through rate during the related accrual period and any interest which you earned
                                                                previously but which you did not receive. The accrual period for all certificates, except for the Class A-1, Class A-2 and Class B
                                                                Certificates, is the month immediately preceding the month in which such distribution date occurs. Except for the first accrual period, the accrual period for the Class A-1, Class A-2 and Class
                                                                B Certificates is the period from the distribution date in the prior month to the day prior to the current distribution date.
                                                                The first accrual period for the Class A-1, Class A-2 and Class B
                                                                Certificates will begin on the closing date and end on September
                                                                26, 1999. Interest will be calculated for all certificates, except for the Class A-1, Class A-2 and Class B Certificates, on
                                                                the basis of a 360-day year consisting of twelve 30-day months.
                                                                Interest will be calculated for the Class A-1, Class A-2 and
                                                                Class B Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year. There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates - Interest
                                                                Distributions on the Certificates" in this prospectus supplement.

Pass-Through Rates.........................................     The pass-through rate with respect to the offered certificates, other than the Class A-1, Class A-2 and Class B Certificates, will be calculated at the per annum rates set forth on the cover page, subject to the limitations described under "Description of the Certificates - Pass-Through Rates" in this prospectus
                                                                supplement. The pass-through rate with respect to the Class A-1


                                                                Certificates will be equal to the least of (i) the sum of
                                                                one-month LIBOR plus a margin of 0.85%, (ii) the weighted average of the mortgage interest rates of the mortgage loans minus the sum of the rates at which the servicing fee and the trustee fee are calculated, and (iii) the weighted average mortgage interest rates in loan group 1 minus the sum of the rates at which the servicing fee and the trustee fee are calculated. The
                                                                pass-through rate with respect to the Class A-2 Certificates will be equal to the lesser of (i) the sum of one-month LIBOR plus a margin of 0.55%, and (ii) the weighted average of the mortgage interest rates of the mortgage loans in loan group 2 minus the sum of the rates at which the servicing fee and the trustee fee are calculated. The pass-through rate with respect to the Class B
                                                                Certificates will be equal to the lesser of (i) the sum of one-month LIBOR plus a margin of 2.75%, and (ii) the weighted average of the mortgage interest rates of the mortgage loans minus the sum of the rates at which the servicing fee and the trustee fee are calculated.

                                                                In addition, if the seller fails to exercise its option to purchase the mortgage loans as described below under the heading
                                                                "Optional Termination", the margin of basis points used in calculating the pass-through rate on the Class A-1, Class A-2, and Class B Certificates will increase by 0.50%, and the
                                                                pass-through rates on the Class M-1 and Class M-2 Certificates will increase by 0.50%.

Principal Distributions....................................     On each distribution date, you will receive a distribution of principal if there is cash available on that date for your class of certificates.  You should review the priority of payments described under "Description of the Certificates - Principal Distributions"
                                                                in this prospectus supplement.

Credit Enhancement.........................................     Credit enhancements reduce the harm caused to holders of
                                                                certificates by shortfalls in payments received on the mortgage loans. They can reduce the effect of shortfalls on all classes, or they can allocate shortfalls so they affect some classes before others. This transaction employs the following four forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

                                                                Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money on a distribution date to pay all classes, the subordinate classes are the first to forego payment.

                                                                Overcollateralization. Although the total principal balance of the mortgage loans is approximately $161,950,333, the trust is issuing only $153,852,000 total principal amount of Certificates.
                                                                The remaining 5.00% of the total principal balance of the
                                                                mortgage loans will absorb losses on the mortgage loans before such losses affect the Certificates. If the level of
                                                                overcollateralization falls below what is required, the excess interest described in the next section will be paid to the
                                                                Certificates as principal. This will have the effect of reducing the principal balance of the Certificates faster than the
                                                                principal

                                                                balance of the mortgage loans so that the required
                                                                level of overcollateralization is reached.

                                                                Monthly Excess Cashflow. Because more interest is expected to be paid by the borrowers than is necessary to pay the interest earned on the certificates, we expect there to be excess interest each month. The excess interest will be used to create
                                                                overcollateralization, to pay interest that was previously earned but not paid to the certificates, and to reimburse the
                                                                certificates for losses that they experienced previously.

                                                                Application of Realized Losses. If, on any distribution date after the balances of the certificates have been reduced by the amount of cash paid on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the certificates that are lower in order of payment priority will be reduced by the amount of such excess.

Optional Termination.......................................     The seller has the option to purchase all the mortgage loans and any properties that the trustee acquired in satisfaction of any of the mortgage loans. This option can be exercised when the
                                                                total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trustee has acquired, is 10% or less than the total principal balance of the mortgage loans on the cut-off date. If the option is
                                                                exercised, your certificate will be retired early and you will be entitled to the following amounts to the extent available therefor:

                                                                  o  the outstanding principal balance of your certificate;
                                                                  o  one month's interest on such balance at the pass-through rate;
                                                                  o  any interest previously earned but not paid; and
                                                                  o  in the case of the Class A-2 and Class B Certificates only, any "LIBOR Carryover Amount", as described in this prospectus supplement, from all previous distribution dates.

                                                                You will receive the last two items only to the extent that there is enough cash to make such payments. See "Pooling and Servicing
                                                                Agreement - Termination" in this prospectus supplement.

Certain Federal Income Tax
  Consequences.............................................     The trustee will elect to treat the assets of the trust, exclusive of a reserve fund intended to protect against basis risk for the
                                                                Class A certificates, as comprising several real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                                                For further information regarding the federal income tax
                                                                consequences of investing in the offered certificates, see
                                                                "Certain Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the
                                                                prospectus.

Ratings....................................................     The trust will not issue the certificates unless they receive the respective ratings set forth below from Moody's Investors Service,
                                                                Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co.:

                                                                          Class       Moody's       Fitch           Duff
                                                                          -----       -------       -----           ----
                                                                           A-1          Aaa          AAA            AAA
                                                                           A-2          Aaa          AAA            AAA
                                                                           M-1          Aa2          AA              AA
                                                                           M-2           A2           A              A
                                                                            B           Baa2         BBB            BBB

                                                                The rating on the certificates indicates the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the likelihood of the payment of any LIBOR Carryover Amount, the frequency of prepayments on the mortgage loans or the effect of such
                                                                prepayments on your yield. See "Yield" and "Ratings" in this prospectus supplement and "Yield Considerations" in the
                                                                prospectus.

Legal Investment...........................................     You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered
                                                                certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not be "mortgage related securities" for purposes of the Secondary
                                                                Mortgage Market Enhancement Act of 1984, as amended, because loan group 1 contains second lien mortgage loans and owner-financed mortgage loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of
                                                                Housing and Urban Development. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations.......................................     If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income
                                                                Security Act of 1974, as amended, or Section 4975 of the Internal
                                                                Revenue Code of 1986, you should consult with counsel as to whether you can buy or hold an offered certificate. See "ERISA
                                                                Considerations" in this prospectus supplement and in the
                                                                prospectus.


                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

There are risks inherent in the nature of the mortgage loans.

         Approximately 38.05% of the mortgage loans in loan group 1 (by aggregate principal balance as of the Cut-Off Date) and approximately 76.06% of the mortgage loans in loan group 2 (by aggregate principal balance as of the Cut-Off Date) are of sub-prime credit quality. In addition, the trust contains some mortgage loans that have been severely delinquent or are subject to bankruptcy or forbearance plans. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that do not have such histories. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

         The trust also contains some mortgage loans with respect to which the total amount of scheduled monthly payments due thereon on or before the Cut-off Date were not received. These past due payments are called "arrearage" and are not a part of the trust. In the case of any mortgage loan that has an outstanding arrearage, all payments of principal received with respect to such mortgage loan will be applied by the servicer to reduce such arrearage to zero before being applied to reduce the outstanding principal balance of such mortgage loan. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans, each to the extent such advances are deemed recoverable, until such mortgage loans become current. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will reduce the liquidation proceeds available for distribution to certificateholders.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields.

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans are likely to decrease.

o Approximately 23.75% of the mortgage loans in loan group 1 (by aggregate principal balance as of the cut-off date of the mortgage loans in loan group 1) and approximately 51.87% of the mortgage loans in loan group 2 (by aggregate principal balance as of the cut-off date of the mortgage loans in loan group 2) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging from one year to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. The holder of the Class X Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and such amounts will not be available for distribution on the offered certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment penalty. You should conduct your own analysis of the effect, if any, that the prepayment penalties, and decisions by the servicer with respect to the waiver of such penalties, may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment penalties, and decisions by the servicer with respect to the waiver of such penalties, may have on the prepayment performance of the mortgage loans.

o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the seller has the option to purchase mortgage loans sixty days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates.

     See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks associated with the repurchase of mortgage loans by the seller.

         With respect to mortgage loans in sub-group 2B with an aggregate principal balance of approximately $20,000,000, the seller will conduct a re-appraisal of the related mortgaged properties. Within 60 days of the closing date, the seller will repurchase any mortgage loan the loan-to-value ratio of which, as indicated by the re-appraisal obtained by the seller, exceeds by 40% or more the loan-to-value ratio of such mortgage loan as represented by the seller in the pooling and servicing agreement. Any such repurchase by the seller will have the same effect on the Class A-2 Certificates as a prepayment of such mortgage loans.

          In addition, the seller will purchase each mortgage loan in loan group 1 (x) which has a loan-to-value ratio in excess of 80% but does not have private mortgage insurance, (y) for which foreclosure proceedings have been completed within the first six months following the closing date, and (z) for which disposition of the related mortgaged property within such six-month period would result in a loss which senior certificateholders would not be protected against, in whole or in part, by available credit enhancement. Any such purchase by the seller will have the same effect on the Class A-1 Certificates as a prepayment of such mortgage loans.

There are risks related to owner-financed mortgage loans.

Reduced Underwriting Standards

                  Approximately 3.49% of the mortgage loans in sub-group 1B (by aggregate principal balance of the sub-group 1B mortgage loans as of the cut-off date) are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The borrower under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related borrower, nor obtain other information customarily obtained during the mortgage loan origination process. The seller obtained and reviewed in connection with an acquisition of an owner-financed loan the credit history and payment history of the borrower, as well as conduct an assessment of the value of the property. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available.

Appraisals May Be Inaccurate

                  In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal, which must be re-certified if older than six months, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions made by the appraiser regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

There are risks relating to alternatives to foreclosure.

         Many of the mortgage loans are delinquent as of the closing date. Other mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying any term of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

The recovery of defaulted amounts under FHA and VA programs is uncertain.

         All of the mortgage loans in sub-group 1A and some of the mortgage loans in sub-group 2B (in an amount equal to 10.62% with respect to FHA mortgage loans and 0.25% with respect to VA mortgage loans) are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. Recovery of the entire insured amounts from these agencies is dependent upon material compliance by the originator and the servicer to applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. See "The Mortgage Pool - FHA Mortgage Loans and VA Mortgage Loans" herein.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

There is a risk since the certificates are not obligations of any entity.

         The offered certificates represent an interest in the trust fund only. No other person will insure or guaranty the offered certificates or will have any obligation with respect to the certificates except for the obligations of the Depositor and of the Seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the Servicer with respect to its servicing obligations under the pooling and servicing agreement. Neither the certificates nor the underlying mortgage loans (other than the FHA inured and VA guaranteed mortgage loans) will be guaranteed or insured by any governmental agency or instrumentality. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

There is a risk that interest payments may be insufficient to create overcollateralization.

         Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The mortgage loans have rates that are fixed or that adjust based on an index that is different from the index used to determine rates on the Class A-1, Class A-2 and Class B Certificates. As a result, interest rates on the Class A-1, Class A-2 and Class B Certificates may increase relative to interest rates on the mortgage loans in the related loan group, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the Class A-1, Class A-2 and Class B Certificates.

There are risks in holding subordinate certificates.

         The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

o If the servicer determines not to advance a delinquent payment because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

o The subordinate certificates are not expected to receive principal distributions until, at the earliest, September 2002.

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         Please review "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

There is a risk that mortgage loan rates will affect the Class A-1, Class A-2 and Class B Certificates.

         The Class A-1, Class A-2 and Class B Certificates will accrue interest at a pass-through rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap. The cap on interest paid on the Class A-1

Certificates will, in most cases, be based on the weighted average of the interest rates on the mortgage loans in loan group 1, net of certain expenses of the trust. The cap on interest paid on the Class A-2 Certificates will generally be based on the weighted average of the interest rates on the mortgage loans in loan group 2, net of certain expenses of the trust. The cap on interest paid on the Class B Certificates will, in most cases, be based on the weighted average of the interest rates on the mortgage loans in both loan groups, net of certain expenses of the trust. Distributions on the Class A-1 Certificates will be based on collections from loan group 1, distributions on the Class A-2 Certificates will be based on collections from loan group 2 and distributions on the Class B Certificates will be based on collections from both loan groups. The mortgage loans in loan group 1 have fixed interest rates, and the mortgage loans in loan group 2 have fixed interest rates or interest rates that are based on various indices. Substantially all of the mortgage loans in sub-group 2B have periodic and maximum limitations on adjustments to the mortgage loan rate and a majority of those loans do not adjust for one to five years after the date of origination. As a result, the Class A-1, Class A-2 and Class B Certificates may accrue less interest than they would accrue if their rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the pass-through rate on the Class A-1, Class A-2 and Class B Certificates. Some of these factors are described below:

o Each pass-through rate adjusts monthly while the loan rates on the fixed-rate mortgage loans are fixed and on the adjustable-rate mortgage loans adjust less frequently. Consequently, the cap on the certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

o The loan rate on certain mortgage loans may respond to different economic and market factors than one-month LIBOR. It is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while interest rates on the Class A-2 and Class B Certificates are stable or rising. It is also possible that interest rates on both the adjustable-rate mortgage loans in sub-group 2B and the Class A-2 and Class B Certificates may decline or increase during the same period, but that the interest rates on the Class A-2 and Class B Certificates may decline more slowly or increase more rapidly.

o These factors may adversely affect the yields to maturity on the Class A-1, Class A-2 and Class B Certificates.

         Although holders of the Class A-2 and Class B Certificates will be entitled to receive any LIBOR carry-over amount from and to the limited extent of funds available for such payments, we cannot assure you that those funds will be available or sufficient . Holders of the Class A-1 Certificates are not entitled to any such payments.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates.

         When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to one-half of the servicer's servicing fee for the related accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of one-half of the servicing fee, you may incur a loss.

         In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, will not be covered by the servicer.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

There is an increased risk of loss relating to high loan-to-value ratios.

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 72.82% of the mortgage loans in loan group 1 and approximately 48.05% of the mortgage loans in loan group 2 (in each case, based on aggregate principal balance as of the cut-off date), had a loan-to-value ratio in excess of 80% at origination. Because all of the mortgage loans in sub-group 1A and some in sub-group 2B are either guaranteed by the FHA or insured by the VA, defaults on these mortgage loans should have the same effect on the related certificates as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection, any losses on such mortgage loans will be borne by the related certificateholders.

There are risks relating to geographic concentration of the mortgage loans.

         The following chart lists the states with the highest concentrations of mortgage loans for each loan group, based on the aggregate principal balance of the mortgage loans in each loan group as of the cut-off date.

              Loan Group 1                                   Loan Group 2
     New York               21.28%                 California             27.13%
     California             17.05%                 New York               13.40%
     Florida                8.62%                  New Jersey             7.69%
     Texas                  5.66%

         Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

         o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

There are risks relating to balloon loans.

         Balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss. Approximately 7.53% of the mortgage loans in sub-group 1B are balloon loans (by aggregate principal balance as of the cut-off date) and approximately 6.57% of the mortgage loans in sub-group 2A are balloon loans (by aggregate principal balance as of the cut-off date).

There are risks relating to subordinate loans.

         Approximately 3.73% of the mortgage loans in sub-group 1B (by aggregate principal balance as of the cut-off date) evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of such senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because in such cases, the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

There are risks associated with Year 2000 compliance.

         The servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer program that has time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in miscalculations or in a major computer system failure. Although the servicer believes its computer systems are year 2000 compliant, it is presently engaged in various procedures to determine if the computer systems and software of its suppliers, customers, brokers and agents will be year 2000 compliant. In the event that the servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the servicer's performance of its obligations could be adversely affected.

         The year 2000 is also an issue for almost all entities which use computers. To the extent any entity related to this transaction (including the servicer, any depository and the trustee) is unable to achieve year 2000 compliance, there could be delays in processing payments on the mortgage loans and consequently delays in distributions to you.

There is a risk of lack of liquidity of the offered certificates.

         The underwriters intend to make a secondary market in the classes of certificates actually purchased by them, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by Credit-Based Asset Servicing and Securitization LLC (the "Seller"). None of the Depositor, either Underwriter, the Servicer, the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

General

         C-BASS Trust 1999-CB4 (the "Trust Fund") will consist of a pool of 1,698 closed-end, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 35 to 375 months (the "Mortgage Loans") and an aggregate principal balance as of August 1, 1999 (the "Cut-off Date") of $161,950,332.63. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related Loan Group or sub-group, as applicable, as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date, plus Deferred Interest (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "Pool Balance" is equal to the aggregate Principal Balances of the Mortgage Loans in both Loan Groups.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated as of the Cut-off Date between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" herein.

         Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business including from affiliates of the underwriters, and re-underwritten by the Seller in accordance with its underwriting standards as described in "The Seller - Underwriting Standards". See "Method of Distribution." The Mortgage Loans in the Mortgage Pool were originated by various mortgage loan originators. Approximately 26.43% and 19.42% of the Mortgage Loans in Loan Group 1 were originated by Golden National Mortgage Corp. and New Century Mortgage Corporation, respectively. Approximately 45.05% and 12.03% of the Mortgage Loans in Loan Group 2 were originated by Pacific Thrift and Loan and Golden National Mortgage Corp., respectively.

         Under the Pooling and Servicing Agreement, the Seller will make certain representations and covenants to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant, if such breach of any such representation, warranty or covenant materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

         The Mortgage Pool will consist of two loan groups ("Loan Group 1" and "Loan Group 2," respectively, and each, a "Loan Group"). Each Loan Group is further divided into two sub-groups ("Sub-group 1A," "Sub-group 1B," "Sub-group 2A" and "Sub-group 2B"). The Mortgage Loans in Sub-group 1A (the "Sub-group 1A Mortgage Loans") consist of 423 Mortgage Loans with an aggregate principal balance (the "Sub-group 1A Loan Balance") of $31,233,788.53 as of the Cut-off Date. The Mortgage Loans in Sub-group 1B (the "Sub-group 1B Mortgage Loans") consist of 876 Mortgage Loans with an aggregate principal balance (the "Sub-group 1B Loan Balance") of $77,841,491.85 as of the Cut-off Date. The Mortgage Loans in Sub-group 2A (the "Sub-group 2A Mortgage Loans") consist of 50 fixed-rate Mortgage Loans with an aggregate principal balance (the "Sub-group 2A Loan Balance") of $16,154,447.87 as of the Cut-off Date. The Mortgage Loans in Sub-group 2B (the "Sub-group 2B Mortgage Loans") consist of 349 adjustable-rate Mortgage Loans with an aggregate principal balance (the "Sub-group 2B Loan Balance", and each of the Sub-group 1A Loan Balance, the Sub-group 1B Loan Balance, the Sub-group 2A Loan Balance and the Sub-group 2B Loan Balance, a "Loan Group Balance") of $36,720,604.38 as of the Cut-off Date.

         Each Loan Group consists of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

o A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 days Delinquent.

o A "Sub-Performing Mortgage Loan" is a Mortgage Loan pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

                  (a) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such mortgage loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

                  (b) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under Title 11 of the United States Code (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

o A "Re-Performing Mortgage Loan" is a mortgage loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

                  (a) the mortgagor has made at least three aggregate Regular Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to May 1, 1999), or

                  (b) the mortgagor has made at least four aggregate Regular Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to April 1,
                           1999), or

                  (c) the mortgagor has made at least five aggregate Regular Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to March 1,
                           1999).

         A Mortgage Loan is "Delinquent," if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor under the related Mortgage Note (the "Monthly Payment") due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the borrower failed to make the Monthly Payment due on July 1, 1999 will be reported as current in the calculation of delinquency status on August 1, 1999 and Delinquent as of August 1, 1999 if the payment is not made by the close of business on such date.

         With respect to certain Delinquent Mortgage Loans, the total amount of scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage shall not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Certificateholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans, each to the extent such advances are deemed recoverable, until such Mortgage Loans become current.

Sub-group 1A Mortgage Loans Statistics

         Sub-group 1A consists of 423 Mortgage Loans. The Sub-group 1A Loan Balance as of the Cut-off Date is equal to $31,233,788.53 and the Arrearage is equal to approximately $859,284. The Sub-group 1A Mortgage Loans have original terms to maturity ranging from 180 to 375 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 1A Loan Balance as of the Cut-off Date.

         The Sub-group 1A Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 93.25% of the Sub-group 1A Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. There can be no assurance that the Loan-to-Value Ratio of any Sub-group 1A Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. All of the Sub-group 1A Mortgage Loans have scheduled Monthly Payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

         Approximately 78.84% of the Sub-group 1A Mortgage Loans are FHA Mortgage Loans. Approximately 21.16% of the Sub-group 1A Mortgage Loans are VA Mortgage Loans. See "--FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 26.55% of the Sub-group 1A Mortgage Loans are Performing Mortgage Loans. Approximately 44.95% of the Group 1A Mortgage Loans are Sub-Performing Mortgage Loans, including 3.86% (of the Sub-group 1A Loan Balance) that are Forbearance Plan Mortgage Loans and 3.69% (of the Sub-group 1A Loan Balance) that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Sub-group 1A, approximately 25.19% are 30-59 days past due and approximately 19.77% are 60 or more days past due. Approximately 28.50% of the Sub-group 1A Mortgage Loans are Re-Performing Mortgage Loans including 7.91% (of the Sub-group 1A Loan Balance) that are Forbearance Plan Mortgage Loans and 14.38% (of the Sub-group 1A Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         None of the Sub-group 1A Mortgage Loans are Balloon Loans or Owner-Financed Mortgage Loans.

         Each Sub-group 1A Mortgage Loan accrues interest at a rate (each, a "Loan Rate") of not less than 6.00% per annum and not more than 14.00% per annum and as of the Cut-off Date the weighted average Loan Rate of the Sub-group 1A Mortgage Loans was approximately 8.558% per annum.

         The weighted average remaining term to maturity of the Sub-group 1A Mortgage Loans will be approximately 307 months as of the Cut-off Date. None of the Sub-group 1A Mortgage Loans had a first Due Date prior to February 1, 1971 or after April 1, 1999 or will have a remaining term to maturity of less than 17 months or greater than 356 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 1A Mortgage Loan is April 2029.

         The average Principal Balance of the Sub-group 1A Mortgage Loans at origination was approximately $77,630. The average Cut-off Date Principal Balance of the Sub-group 1A Mortgage Loans was approximately $73,839.

         No Sub-group 1A Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $301,211 or less than approximately $1,573. The Sub-group 1A Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

      Cut-off Date Principal Balances of the Sub-group 1A Mortgage Loans(1)

                                                  Number of           Principal Balance           % of Aggregate Principal Balance
                                                  Mortgage            Outstanding as of           of Sub-group Outstanding as of
            Principal Balance ($)                  Loans               the Cut-off Date                    the Cut-off Date
------------------------------------------     ---------------     ------------------------     ------------------------------------
        1,573       -          50,000                125                  $4,383,732.57                         14.04%
       50,001       -         100,000                206                  14,848,072.38                         47.54
      100,001       -         150,000                 75                   8,913,262.02                         28.54
      150,001       -         200,000                 15                   2,542,058.43                          8.14
      200,001       -         250,000                  1                     245,452.59                          0.79
      300,001       -         301,211                  1                     301,210.54                          0.96
                                               ===============     ========================     ====================================
                               Total                 423                 $31,233,788.53                       100.00%
                                               ===============     ========================     ====================================

--------------------
(1) The average Cut-off Date Principal Balance of the Sub-group 1A Mortgage Loans was approximately $73,839

        Original Terms to Maturity of the Sub-group 1A Mortgage Loans(1)

                                                  Number            Principal Balance             % of Aggregate Principal Balance
                                                of Mortgage         Outstanding as of             of Sub-group Outstanding as of
         Original Term (months)                   Loans              the Cut-off Date                  the Cut-off Date
  --------------------------------           ----------------     -----------------------       ------------------------------------
      121        -           180                     4                  $159,477.80                               0.51%
      181        -           240                     2                    32,545.18                               0.10
      241        -           300                     5                   273,481.43                               0.88
      301        -           360                   410                30,536,500.43                              97.77
      361        -           375                     2                   231,783.69                               0.74
                                             ----------------     -----------------------       ------------------------------------
                            Total                  423               $31,233,788.53                             100.00%
                                             ================     =======================       ====================================

--------------------
(1) The weighted average original term of the Sub-group 1A Mortgage Loans was approximately 358 months.

                Property Types of the Sub-group 1A Mortgage Loans


                                           Number                Principal Balance           % of Aggregate Principal Balance
                                        of Mortgage              Outstanding as of            of Sub-group Outstanding as of
        Property Type                      Loans                 the Cut-off Date                     the Cut-off Date
-----------------------------     -----------------------     ------------------------      --------------------------------------
Single Family Detached                     390                    $28,396,778.07                        90.92%
Condominium                                 14                        953,732.06                         3.05
Four Family                                  3                        625,664.84                         2.00
Three Family                                 2                        326,209.42                         1.04
Townhouse                                    3                        247,165.58                         0.79
PUD (1)                                      4                        230,223.02                         0.74
Two Family                                   3                        181,733.12                         0.58
Manufactured Home                            2                        162,927.51                         0.52
2-4 Family Property                          2                        109,354.91                         0.35
                                  -----------------------     ------------------------       -------------------------------------
Total                                      423                    $31,233,788.53                       100.00%
                                  =======================     ========================       =====================================

--------------------
(1) PUD refers to a Planned Unit Development.


             Occupancy Status of the Sub-group 1A Mortgage Loans(1)


                                         Number            Principal Balance           % of Aggregate Principal Balance
                                      of Mortgage          Outstanding as of           of Sub-group Outstanding as of
    Occupancy Status                     Loans              the Cut-off Date                 the Cut-off Date
----------------------------       -----------------    -----------------------    ------------------------------------------
Primary                                   413               $30,433,651.89                      97.44%
Investment                                 10                   800,136.64                       2.56
                                   =================    =======================    ==========================================
Total                                     423               $31,233,788.53                     100.00%
                                   =================    =======================    ==========================================

----------------------
(1) Based on a representation made by the borrower at the time of origination.


                   Purpose of the Sub-group 1A Mortgage Loans


                                         Number            Principal Balance           % of Aggregate Principal Balance
                                      of Mortgage          Outstanding as of           of Sub-group Outstanding as of
          Purpose                        Loans              the Cut-off Date                 the Cut-off Date
----------------------------       -----------------    -----------------------    ------------------------------------------
Purchase                                 360                $25,866,431.08                          82.82%
Rate/Term Refinance                       55                  4,681,095.23                          14.99
Cashout                                    8                    686,262.22                           2.20
                                   =================    =======================    ==========================================
Total                                    423                $31,233,788.53                         100.00%
                                   =================    =======================    ==========================================

                Loan Rates of the Sub-group 1A Mortgage Loans(1)

                                                    Number                  Principal Balance       % of Aggregate Principal Balance
                                                 of Mortgage                Outstanding as of        of Sub-group Outstanding as of
            Loan Rate (%)                           Loans                   the Cut-off Date                 the Cut-off Date
---------------------------------------       -------------------      --------------------------   --------------------------------
      5.51      -           6.00                    1                            $42,096.36                     0.13%
      6.01      -           6.50                    1                            141,848.77                     0.45
      6.51      -           7.00                    8                            761,901.88                     2.44
      7.01      -           7.50                   43                          3,916,900.16                    12.54
      7.51      -           8.00                   78                          6,434,990.88                    20.60
      8.01      -           8.50                  122                          9,377,591.60                    30.02
      8.51      -           9.00                   57                          3,912,662.78                    12.53
      9.01      -           9.50                   58                          3,966,969.42                    12.70
      9.51      -          10.00                   23                          1,298,628.93                     4.16
     10.01      -          10.50                   10                            470,008.33                     1.50
     10.51      -          11.00                    8                            326,920.48                     1.05
     11.01      -          11.50                    8                            366,890.57                     1.17
     11.51      -          12.00                    2                             92,621.22                     0.30
     12.01      -          12.50                    1                             32,071.31                     0.10
     12.51      -          13.00                    1                             25,497.35                     0.08
     13.01      -          14.00                    2                             66,188.49                     0.21
                                              -------------------      --------------------------     ------------------------------
Total                                             423                        $31,233,788.53                   100.00%
                                              ===================      ==========================     ==============================

------------------
(1) The weighted average Loan Rate of the Sub-group 1A Mortgage Loans as of the Cut-off Date was approximately 8.558% per annum.

       Original Loan-to-Value Ratios of the Sub-group 1A Mortgage Loans(1)


                                                      Number               Principal Balance        % of Aggregate Principal Balance
                                                    of Mortgage            Outstanding as of         of Sub-group Outstanding as of
        Original Loan-to-Value Ratio (%)              Loans                 the Cut-off Date              the Cut-off Date
--------------------------------------------      ---------------      ------------------------     --------------------------------
         0.00         -           10.00                22                     $1,393,115.63                     4.46%
        10.01         -           20.00                 1                         21,557.31                     0.07
        40.01         -           50.00                 1                          2,661.79                     0.01
        60.01         -           70.00                 3                        244,694.92                     0.78
        70.01         -           80.00                 7                        446,200.08                     1.43
        80.01         -           90.00                21                      1,713,209.15                     5.49
        90.01         -          100.00               199                     15,959,984.78                    51.10
       100.01         -          110.00               151                     10,111,335.83                    32.37
       110.01         -          120.00                11                        917,139.68                     2.94
       120.01         -          130.00                 5                        335,608.97                     1.07
       130.01         -          142.50                 2                         88,280.39                     0.28
                                                  ---------------      ------------------------     --------------------------------
Total                                                 423                    $31,233,788.53                   100.00%
                                                  ===============      ========================     ================================

------------------

(1) The weighted average original Loan-to-Value Ratio of the Sub-group 1A Mortgage Loans as of the Cut-off Date was approximately 98.82%.

          Geographic Distribution of the Sub-group 1A Mortgage Loans(1)

                                                              Principal Balance                % of Aggregate Principal
                                      Number of              Outstanding as of the             Balance of Sub-group Out-
        Location                    Mortgage Loans               Cut-off Date               standing as of the Cut-off Date
---------------------------     --------------------      --------------------------       -------------------------------------
Alaska                                   2                       $149,064.56                           0.48%
Arizona                                 10                        673,833.72                           2.16
Arkansas                                 1                         32,465.35                           0.10
California                              59                      6,392,162.72                          20.47
Colorado                                 2                        133,449.92                           0.43
Connecticut                              4                        388,457.13                           1.24
District Of Columbia                     1                        138,305.09                           0.44
Florida                                 40                      2,432,586.34                           7.79
Georgia                                 10                        541,723.74                           1.73
Hawaii                                   1                         49,910.54                           0.16
Idaho                                    2                        145,687.26                           0.47
Illinois                                 7                        555,414.56                           1.78
Indiana                                  7                        469,466.80                           1.50
Iowa                                     1                         46,932.53                           0.15
Kansas                                   1                         56,775.90                           0.18
Louisiana                                6                        378,219.28                           1.21
Maine                                    1                         46,253.72                           0.15
Maryland                                24                      1,964,807.25                           6.29
Massachusetts                           10                        913,351.52                           2.92
Michigan                                12                        947,497.78                           3.03
Minnesota                                5                        277,623.14                           0.89
Mississippi                              3                        117,859.69                           0.38
Missouri                                 6                        219,871.25                           0.70
Montana                                  1                         67,145.55                           0.21
Nevada                                  10                        936,232.31                           3.00
New Jersey                              10                        959,264.90                           3.07
New Mexico                               1                        113,253.46                           0.36
New York                                41                      3,545,088.43                          11.35
North Carolina                          13                        881,611.86                           2.82
Ohio                                    12                        852,880.54                           2.73
Oklahoma                                 4                        219,169.70                           0.70
Oregon                                   1                        101,970.45                           0.33
Pennsylvania                            14                        650,458.19                           2.08
South Carolina                           1                         81,632.46                           0.26
Tennessee                               21                      1,161,261.72                           3.72
Texas                                   53                      2,566,670.33                           8.22
Utah                                     1                         98,188.46                           0.31
Virginia                                14                      1,217,025.75                           3.90
Washington                               4                        359,536.02                           1.15
West Virginia                            1                         20,079.16                           0.06
Wisconsin                                5                        273,691.52                           0.88
Wyoming                                  1                         56,907.93                           0.18
                                --------------------      --------------------------      --------------------------------------
Total                                  423                    $31,233,788.53                         100.00%
                                ====================      ==========================      ======================================

--------------------
(1) The greatest ZIP Code geographic concentration of the Sub-group 1A Mortgage Loans, by Cut-off Date Principal Balance, was approximately 1.29% in the 11434 ZIP Code.

            Documentation Level of the Sub-group 1A Mortgage Loans(1)

                                              Number                Principal Balance            % of Aggregate Principal Balance
                                           of Mortgage               Outstanding as of            of Sub-group Outstanding as of
     Documentation Level                      Loans                  the Cut-off Date                 the Cut-off Date
-------------------------------------    -----------------    ------------------------------     ----------------------------------
Alternate Documentation                          11                   $1,003,626.64                         3.21%
Full Documentation                              380                   27,469,453.61                        87.95
Limited Documentation                            29                    2,579,969.36                         8.26
Stated Documentation                              3                      180,738.92                         0.58
                                         =================    ==============================     ==================================
Total                                           423                  $31,233,788.53                       100.00%
                                         =================    ==============================     ==================================

--------------------
(1) For a description of each documentation level, see "The Seller - Underwriting Standards" herein.


                    Status of the Sub-group 1A Mortgage Loans


                                            Number               Principal Balance              % of Aggregate Principal Balance
                                         of Mortgage             Outstanding as of                of Sub-group Outstanding
      Status                                Loans                 the Cut-off Date                   as of the Cut-off Date
-------------------------------     ---------------------     -----------------------     ------------------------------------------
30 Days past due                             103                    $7,866,729.69                        25.19%
60 Days past due                              89                     6,173,931.22                        19.77
Current                                       97                     8,291,933.06                        26.55
Reperforming                                 134                     8,901,194.56                        28.50
                                    =====================     =======================     ==========================================
Total                                        423                   $31,233,788.53                       100.00%
                                    =====================     =======================     ==========================================

Sub-group 1B Mortgage Loans Statistics

         Sub-group 1B consists of 876 Mortgage Loans. The Sub-group 1B Loan Balance as of the Cut-off Date is equal to $77,841,491.85 and the Arrearage is equal to approximately $541,164. The Sub-group 1B Mortgage Loans have original terms to maturity ranging from 35 to 361 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 1B Loan Balance as of the Cut-off Date.

         The Sub-group 1B Mortgage Loans are secured by Mortgages creating first liens on Mortgaged Properties. Approximately 64.63% of the Sub-group 1B Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. There can be no assurance that the Loan-to-Value Ratio of any Sub-group 1B Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. All of the Sub-group 1B Mortgage Loans have scheduled Monthly Payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

         Approximately 89.60% of the Sub-group 1B Mortgage Loans are Performing Mortgage Loans. Approximately 9.02% of the Sub-group 1B Mortgage Loans are Sub-Performing Mortgage Loans, including 0.17% (of the Sub-group 1B Loan Balance) that are Forbearance Plan Mortgage Loans and 0.09% (of the Sub-group 1B Loan Balance) that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Sub-group 1B, approximately 6.28% are 30-59 days past due and approximately 2.74% are 60 or more days past due. Approximately 1.38% of the Sub-group 1B Mortgage Loans are Re-Performing Mortgage Loans including 0.14% (of the Sub-group 1B Loan Balance) that are Forbearance Plan Mortgage Loans and 0.72% (of the Sub-group 1B Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         Approximately 33.27% of the Sub-group 1B Mortgage Loans provide for payment by the Mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Sub-group 1B Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Sub-group 1B Mortgage Loan. The amount of the prepayment charge is provided in the related Mortgage Note and is generally equal to 5% of the amount prepaid.

         Approximately 7.53% of the Sub-group 1B Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 1 month to 360 months, except for the final payment (the "Balloon Payment") which is due and payable between the 24th month and the 360th month following origination of such Mortgage Loan, depending on the terms of the related Mortgage Note. With respect to the majority of the Balloon Loans, the Monthly Payments for such Balloon Loans amortize over 360 months, but the Balloon Payment is due on the 180th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 3.49% of the Sub-group 1B Mortgage Loans are Owner-Financed Mortgage Loans.

         Each Sub-group 1B Mortgage Loan accrues interest at a rate (each, a "Loan Rate") of not less than 5.75% per annum and not more than 21.00% per annum and as of the Cut-off Date the weighted average Loan Rate of the Sub-group 1B Mortgage Loans was approximately 9.577% per annum.

         The weighted average remaining term to maturity of the Sub-group 1B Mortgage Loans will be approximately 312 months as of the Cut-off Date. None of the Sub-group 1B Mortgage Loans had a first Due Date prior to March 15, 1983 or after September 1, 1999 or will have a remaining term to maturity of less than 1 months or greater than 360 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 1B Mortgage Loan is August 2029.

         The average Principal Balance of the Sub-group 1B Mortgage Loans at origination was approximately $90,033. The average Cut-off Date Principal Balance of the Sub-group 1B Mortgage Loans was approximately $88,860.

         No Sub-group 1B Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $304,290 or less than approximately $1,570. The Sub-group 1B Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

      Cut-off Date Principal Balances of the Sub-group 1B Mortgage Loans(1)


                                                   Number of              Principal Balance         % of Aggregate Principal Balance
                                                   Mortgage               Outstanding as of          of Sub-group Outstanding as of
         Principal Balance ($)                      Loans                  the Cut-off Date                 the Cut-off Date
   ----------------------------------------   -------------------    --------------------------     --------------------------------
           1,570       -       50,000                  306                  $9,862,774.47                         12.67%
          50,001       -      100,000                  269                  19,584,528.25                         25.16
         100,001       -      150,000                  157                  19,582,792.05                         25.16
         150,001       -      200,000                   78                  13,427,971.59                         17.25
         200,001       -      250,000                   52                  11,528,086.08                         14.81
         250,001       -      300,000                   12                   3,249,780.41                          4.17
         300,001       -      304,290                    2                     605,559.00                          0.78
                                              ===================    ==========================     ================================
   Total                                               876                 $77,841,491.85                        100.00%
                                              ===================    ==========================     ================================

----------------------
(1) The average Cut-off Date Principal Balance of the Sub-group 1B Mortgage Loans was approximately $88,860.

        Original Terms to Maturity of the Sub-group 1B Mortgage Loans(1)


                                                   Number of              Principal Balance         % of Aggregate Principal Balance
                                                   Mortgage               Outstanding as of          of Sub-group Outstanding as of
           Original Term (months)                   Loans                  the Cut-off Date                 the Cut-off Date
   ----------------------------------------   -------------------    --------------------------     --------------------------------
       35       -              60                     11                     $598,284.87                          0.77%
       61       -             120                     29                      908,300.56                          1.17
      121       -             180                    190                   11,036,850.81                         14.18
      181       -             240                     64                    3,554,951.54                          4.57
      241       -             300                     56                    3,200,474.41                          4.11
      301       -             360                    525                   58,470,878.37                         75.12
      361       -             362                      1                       71,751.29                          0.09
                                              -------------------    --------------------------     --------------------------------
Total                                                876                  $77,841,491.85                        100.00%
                                              ===================    ==========================     ================================

--------------------
(1) The weighted average original term of the Sub-group 1B Mortgage Loans was approximately 321 months.


                Property Types of the Sub-group 1B Mortgage Loans


                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
       Property Type                             Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Single Family Detached                           685                     $58,608,048.23                      75.29%
2-4 Family Property                               55                      10,437,133.98                      13.41
PUD (1)                                           20                       1,874,367.68                       2.41
Condominium                                       21                       1,727,356.98                       2.22
Townhouse                                         49                       1,670,750.91                       2.15
Two Family                                        15                       1,231,397.94                       1.58
Manufactured Home                                 19                         945,668.85                       1.21
Four Family                                        6                         892,400.83                       1.15
Three Family                                       5                         402,638.11                       0.52
High Rise Condo                                    1                          51,728.34                       0.07
                                           -------------------    --------------------------     -----------------------------------
Total                                            876                     $77,841,491.85                     100.00%
                                           ===================    ==========================     ===================================

--------------------
(1) PUD refers to a Planned Unit Development.

             Occupancy Status of the Sub-group 1B Mortgage Loans(1)


                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
       Occupancy Status                           Loans                the Cut-off Date                   the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Primary                                           800                   $72,818,741.71                       93.55%
Investment                                         70                     4,482,303.88                        5.76
Second Home                                         6                       540,446.26                        0.69
                                           -------------------    --------------------------     ---------------------------------
Total                                             876                   $77,841,491.85                      100.00%
                                           ===================    ==========================     =================================

-----------------------
(1) Based on a representation made by the borrower at the time of origination.

                   Purpose of the Sub-group 1B Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Purpose                                Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Purchase                                         366                     $37,547,342.04                       48.24%
Equity Refinance                                 389                      29,328,763.05                       37.68
Rate/Term Refinance                              117                      10,580,914.31                       13.59
Debt Consolidation                                 3                         262,639.88                        0.34
Construction                                       1                         121,832.57                        0.16
                                           ===================    ==========================     =================================
Total                                            876                     $77,841,491.85                      100.00%
                                           ===================    ==========================     =================================

            Current Loan Rates of the Sub-group 1B Mortgage Loans (1)


                                            Number of              Principal Balance         % of Aggregate Principal Balance
                                            Mortgage               Outstanding as of          of Sub-group Outstanding as of
         Current Loan Rate (%)               Loans                  the Cut-off Date                 the Cut-off Date
------------------------------------   -------------------    --------------------------     ---------------------------------
    5.75       -           6.00                 2                      $321,448.32                        0.41%
    6.01       -           6.50                 3                       297,302.46                        0.38
    6.51       -           7.00                16                     1,993,933.96                        2.56
    7.01       -           7.50                14                     1,482,579.93                        1.90
    7.51       -           8.00                39                     3,322,918.84                        4.27
    8.01       -           8.50                84                     8,917,098.46                       11.46
    8.51       -           9.00               139                    17,575,203.51                       22.58
    9.01       -           9.50               104                    13,221,167.29                       16.98
    9.51       -          10.00               145                    11,055,918.03                       14.20
   10.01       -          10.50                52                     3,839,379.43                        4.93
   10.51       -          11.00                69                     5,002,042.41                        6.43
   11.01       -          11.50                45                     3,041,776.62                        3.91
   11.51       -          12.00                39                     2,315,463.91                        2.97
   12.01       -          12.50                32                     1,522,577.62                        1.96
   12.51       -          13.00                21                     1,353,810.00                        1.74
   13.01       -          13.50                12                       485,537.45                        0.62
   13.51       -          14.00                23                       867,352.17                        1.11
   14.01       -          14.50                11                       494,434.98                        0.64
   14.51       -          15.00                17                       483,610.05                        0.62
   15.01       -          15.50                 4                       150,766.55                        0.19
   15.51       -          16.00                 3                        59,854.95                        0.08
   20.51       -          21.00                 2                        37,314.91                        0.05
                                         =================     =========================     ====================================
Total                                         876                   $77,841,491.85                      100.00%
---------------------------------------  =================     =========================     ====================================

(1) The weighted average Loan Rate of the Sub-group 1B Mortgage Loans as of the Cut-off Date was approximately 9.577% per annum.

         Geographic Distribution of the Sub-group 1B Mortgaged Loans(1)


                                                                     Principal Balance            % of Aggregate Principal Balance
                                           Number of                 Outstanding as of           of Sub-group Outstanding as of the
        Location                         Mortgage Loans               the Cut-off Date                   Cut-off Date
----------------------------     -------------------------     ---------------------------      -----------------------------------
Alabama                                        4                       $104,666.37                           0.13%
Alaska                                         1                         38,260.27                           0.05
Arizona                                       18                      1,040,926.53                           1.34
Arkansas                                      16                        678,678.59                           0.87
California                                   108                     12,206,983.37                          15.68
Colorado                                      15                      1,233,019.25                           1.58
Connecticut                                    7                        710,404.77                           0.91
Delaware                                       4                        414,482.50                           0.53
Florida                                       99                      6,974,998.79                           8.96
Georgia                                       19                      1,368,895.66                           1.76
Hawaii                                         4                        372,727.80                           0.48
Idaho                                          2                        167,156.15                           0.21
Illinois                                      30                      2,331,363.25                           3.00
Indiana                                       12                        832,591.91                           1.07
Iowa                                           6                        467,901.06                           0.60
Kansas                                         2                         64,241.37                           0.08
Kentucky                                       5                        206,118.12                           0.26
Louisiana                                      8                        429,032.87                           0.55
Maine                                          1                         97,548.97                           0.13
Maryland                                      13                      1,082,414.88                           1.39
Massachusetts                                 10                      1,012,820.15                           1.30
Michigan                                      20                      1,472,202.06                           1.89
Minnesota                                     11                      1,044,693.94                           1.34
Mississippi                                    5                        202,106.97                           0.26
Missouri                                      14                        637,068.32                           0.82
Montana                                        1                         61,090.32                           0.08
Nebraska                                       2                         79,877.15                           0.10
Nevada                                        10                        883,382.73                           1.13
New Hampshire                                  1                         90,703.45                           0.12
New Jersey                                    29                      3,419,267.87                           4.39
New Mexico                                     5                        236,522.78                           0.30
New York                                     114                     19,667,518.07                          25.27
North Carolina                                44                      2,906,165.80                           3.73
Ohio                                          34                      2,353,782.19                           3.02
Oklahoma                                      14                        573,920.87                           0.74
Oregon                                         8                        467,796.20                           0.60
Pennsylvania                                  20                      1,113,445.49                           1.43
Rhode Island                                   2                        133,495.78                           0.17
South Carolina                                11                        719,298.07                           0.92
South Dakota                                   3                        158,880.09                           0.20
Tennessee                                     18                      1,022,753.13                           1.31
Texas                                         67                      3,604,565.88                           4.63
Utah                                          12                      1,177,808.74                           1.51
Virginia                                      19                      1,450,536.16                           1.86
Washington                                    20                      2,009,762.51                           2.58
Wisconsin                                      8                        519,614.65                           0.67
                                 -------------------------     ---------------------------       ----------------------------------
              Total                          876                    $77,841,491.85                         100.00%
                                 =========================     ===========================       ==================================

-------------------
(1) The greatest ZIP Code geographic concentration of the Sub-group 1B Mortgage Loans, by Sub-group 1B Mortgage Loan Balance as of the Cut-off Date, was approximately 1.60% in the 11372 ZIP Code.

           Documentation Levels of the Sub-group 1B Mortgage Loans(1)

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Documentation Level                    Loans                  the Cut-off Date                the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Alternate Documentation                          109                      $6,276,816.00                       8.06%
Full Documentation                               448                      40,213,834.32                      51.66
Limited Documentation                            162                      21,282,983.28                      27.34
No Documentation                                 130                       8,190,835.40                      10.52
Stated Documentation                              27                       1,877,022.85                       2.41
                                           ===================    ==========================     ================================
Total                                            876                     $77,841,491.85                     100.00%
                                           ===================    ==========================     ================================

--------------------
(1) For a description of each documentation level, see "The Seller - Underwriting Standards" herein.

            Combined Loan-to-Value of the Sub-group 1B Mortgage Loans

                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Combined Loan-to Value (%)                 Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
      0.98        -          10.00                4                       $227,198.41                       0.29%
     10.01        -          20.00                6                        123,031.12                       0.16
     20.01        -          30.00               16                        469,744.47                       0.60
     30.01        -          40.00               20                        677,818.08                       0.87
     40.01        -          50.00               27                      1,467,682.17                       1.89
     50.01        -          60.00               51                      3,229,035.06                       4.15
     60.01        -          70.00               84                      5,456,123.23                       7.01
     70.01        -          80.00              192                     15,884,723.40                      20.41
     80.01        -          90.00              242                     22,031,673.22                      28.30
     90.01        -         100.00              224                     27,823,128.09                      35.74
    100.01        -         110.00                9                        439,602.39                       0.56
    110.01        -         111.11                1                         11,732.21                       0.02
                                           -------------------     ------------------------    ----------------------------------
Total                                           876                    $77,841,491.85                     100.00%
                                           ===================     ========================    ==================================


                    Status of the Sub-group 1B Mortgage Loans

                                                Number of              Principal Balance          % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of           of Sub-group Outstanding as of
          Status                                 Loans                  the Cut-off Date                  the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
30 days past due                                  54                      $4,887,067.28                         6.28%
60 days past due                                  30                       2,131,654.71                         2.74
Current                                          779                      69,746,912.05                        89.60
Reperforming                                      13                       1,075,857.81                         1.38
                                           ===================    ==========================     =================================
                     Total                       876                     $77,841,491.85                       100.00%
                                           ===================    ==========================     =================================

Sub-group 2A Mortgage Loans Statistics

         Sub-group 2A consists of 50 fixed-rate Mortgage Loans. The Sub-group 2A Loan Balance as of the Cut-off Date is equal to $ 16,154,447.87 and the Arrearage is equal to approximately $94,485. The Sub-group 2A Mortgage Loans have original terms to maturity ranging from 180 month to 360 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 2A Loan Balance as of the Cut-off Date.

         The Sub-group 2A Mortgage Loans are secured by Mortgages creating first or second liens on the related Mortgaged Properties. Approximately 51.03% of the Sub-group 2A Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80%. There can be no assurance that the Combined Loan-to-Value Ratio of any Sub-group 2A Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Except for 3.35% of the Sub-group 2A Mortgage Loans, all of the Sub-group 2A Mortgage Loans have scheduled Monthly Payments due on the first day of the month. None of the Sub-group 2A Mortgage Loans are secured by second liens on the related Mortgaged Properties.

         Approximately 94.41% of the Sub-group 2A Mortgage Loans are Performing Mortgage Loans. Approximately 5.59% of the Sub-group 2A Mortgage Loans are Sub-Performing Mortgage Loans. Of the Mortgage Loans in Sub-group 2A, approximately 2.45% are 30-59 days past due and approximately 3.14% are 60 or more days past due.

         Approximately 31.09% of the Sub-group 2A Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Sub-group 2A Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Sub-group 2A Mortgage Loan. The amount of the prepayment charge is provided in the related Mortgage Note and is generally equal to 5% of the amount prepaid.

         6.57% of the Sub-group 2A are Mortgage Loans that are Balloon Loans.

         Each Sub-group 2A Mortgage Loan accrues interest at a Loan Rate of not less than 6.75% per annum and not more than 11.59% per annum and as of the Cut-off Date the weighted average Loan Rate of the Sub-group 2A Mortgage Loans was approximately 8.803% per annum.

         The weighted average remaining term to maturity of the Sub-group 2A Mortgage Loans will be approximately 337 months as of the Cut-off Date. None of the Sub-group 2A Mortgage Loans had a first Due Date prior to November 1, 1993 or after September 1, 1999 or will have a remaining term to maturity of less than 164 months or greater than 360 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 2A Mortgage Loan is August 2029.

         The average Principal Balance of the Sub-group 2A Mortgage Loans at origination was approximately $324,317. The average Cut-off Date Principal Balance of the Sub-group 2A Mortgage Loans was approximately $323,089.

         No Sub-group 2A Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $577,663 or less than approximately $241,131. The Sub-group 2A Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

      Cut-off Date Principal Balances of the Sub-group 2A Mortgage Loans(1)

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
           Principal Balance ($)                 Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
   241,131     -       250,000                    4                      $984,892.86                        6.10%
   250,001     -       300,000                   21                     5,783,012.33                       35.80
   300,001     -       350,000                   12                     3,826,586.72                       23.69
   350,001     -       400,000                    6                     2,285,487.92                       14.15
   400,001             450,000                    4                     1,726,682.01                       10.69
   450,001     -       500,000                    2                       970,123.41                        6.01
   550,001     -       577,663                    1                       577,662.62                        3.58
                                           ===================    ==========================     ================================
   Total                                         50                   $16,154,447.87                      100.00%
                                           ===================    ==========================     ================================

----------------------
(1) The average Cut-off Date Principal Balance of the Sub-group 2A Mortgage Loans was approximately $323,089.

        Original Terms to Maturity of the Sub-group 2A Mortgage Loans(1)


                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
       Original Term (months)                    Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
    121       -             180                    4                     $1,090,290.64                        6.75%
    181       -             240                    1                        431,035.27                        2.67
    241       -             300                    1                        491,030.18                        3.04
    301       -             360                   44                     14,142,091.78                       87.54
                                            -----------------     --------------------------     ---------------------------------
Total                                             50                    $16,154,447.87                      100.00%
                                            =================     ==========================     =================================

--------------------
(1) The weighted average original term of the Sub-group 2A Mortgage Loans was approximately 342 months.

                Property Types of the Sub-group 2A Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Property Type                          Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Single Family Detached                            42                    $13,471,280.63                        83.39%
PUD (1)                                            5                      1,678,805.24                        10.39
2-4 Family Property                                3                      1,004,362.00                         6.22
                                           -------------------    --------------------------     ---------------------------------
Total                                             50                    $16,154,447.87                       100.00%
                                           ===================    ==========================     =================================

--------------------
(1) PUD refers to a Planned Unit Development.

             Occupancy Status of the Sub-group 2A Mortgage Loans(1)

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Occupancy Status                       Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Primary                                            50                   $16,154,447.87                       100.00%
                                           -------------------    --------------------------     --------------------------------
                          Total                    50                   $16,154,447.87                       100.00%
                                           ===================    ==========================     ================================

----------------------------------------
(1) Based on a representation made by the borrower at the time of origination.



                   Purpose of the Sub-group 2A Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Purpose                                Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Purchase                                           26                   $7,681,152.55                         47.55%
Equity Refinance                                   21                    7,433,302.75                         46.01
Rate/Term Refinance                                 3                    1,039,992.57                          6.44
                                           ===================    ==========================     =================================
                           Total                   50                  $16,154,447.87                        100.00%
                                           ===================    ==========================     =================================

            Current Loan Rates of the Sub-group 2A Mortgage Loans (1)


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Combined Loan-to Value (%)                 Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
       6.75      -         7.00                     3                      $849,369.64                      5.26%
       7.01      -         7.50                     2                       553,366.92                      3.43
       7.51      -         8.00                     7                     2,415,764.99                     14.95
       8.01      -         8.50                     9                     3,012,450.19                     18.65
       8.51      -         9.00                    11                     3,371,448.86                     20.87
       9.01      -         9.50                     7                     2,255,237.89                     13.96
       9.51      -        10.00                     8                     2,794,810.20                     17.30
      10.01      -        10.50                     1                       323,024.20                      2.00
      10.51      -        11.00                     1                       331,019.60                      2.05
      11.51      -        11.59                     1                       247,955.38                      1.53
                                           ==================      ========================    =================================
                       Total                       50                   $16,154,447.87                    100.00%
----------------------------------------   ==================      ========================    =================================

(1) The weighted average Loan Rate of the Sub-group 2A Mortgage Loans as of the Cut-off Date was approximately 8.803% per annum.

            Combined Loan-to-Value of the Sub-group 2A Mortgage Loans

                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Combined Loan-to Value (%)                 Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
     56.13         -           60.00               2                       $817,668.36                       5.06%
     60.01         -           70.00               5                      2,220,591.47                      13.75
     70.01         -           80.00              15                      4,872,174.20                      30.16
     80.01         -           90.00              14                      4,300,456.69                      26.62
     90.01         -           97.00              14                      3,943,557.15                      24.41
                                           -------------------     ------------------------    ---------------------------------
Total                                             50                    $16,154,447.87                     100.00%
                                           ===================     ========================    =================================


          Geographic Distribution of the Sub-group 2A Mortgage Loans(1)


                                                                     Principal Balance            % of Aggregate Principal Balance
                                           Number of                 Outstanding as of           of Sub-group Outstanding as of the
        Location                         Mortgage Loans               the Cut-off Date                   Cut-off Date
----------------------------     -------------------------     ---------------------------      -----------------------------------
California                                   19                     $6,709,479.51                             41.53%
Colorado                                      1                        289,896.11                              1.79
Florida                                       1                        431,035.27                              2.67
Hawaii                                        2                        582,954.56                              3.61
Illinois                                      1                        323,024.20                              2.00
Michigan                                      2                        533,135.38                              3.30
Nevada                                        1                        310,000.00                              1.92
New Jersey                                    1                        258,892.10                              1.60
New York                                     16                      4,823,737.61                             29.86
Texas                                         1                        396,475.96                              2.45
Utah                                          2                        578,516.94                              3.58
Washington                                    3                        917,300.23                              5.68
                                 -------------------------     -----------------------------    -----------------------------------
Total                                        50                    $16,154,447.87                            100.00%
                                 =========================     =============================    ===================================

-------------------
(1) The greatest ZIP Code geographic concentration of the Sub-group 2A Mortgage Loans, by Sub-group 2A Mortgage Loan Balance as of the Cut-off Date, was approximately 3.82% in the 11003 ZIP Code.

           Documentation Levels of the Sub-group 2A Mortgage Loans(1)

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Documentation Level                    Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Alternate Documentation                           4                       $1,125,332.82                        6.97%
Full Documentation                               27                        8,793,372.46                       54.43
Limited Documentation                            13                        4,188,876.76                       25.93
No Documentation                                  5                        1,650,389.87                       10.22
Stated Documentation                              1                          396,475.96                        2.45
                                           ===================     =========================      ================================
Total                                            50                      $16,154,447.87                      100.00%
                                           ===================     =========================      ================================

--------------------
(1) For a description of each documentation level, see "The Seller - Underwriting Standards" herein.

                    Status of the Sub-group 2A Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Status                                Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
30 days past due                                   1                       $396,475.96                         2.45%
60 days past due                                   2                        506,847.48                         3.14
Current                                           47                     15,251,124.43                        94.41
                                           ===================    ==========================     =================================
Total                                             50                    $16,154,447.87                       100.00%
                                           ===================    ==========================     =================================


Sub-group 2B Mortgage Loans Statistics

         Sub-group 2B consists of 349 adjustable-rate Mortgage Loans. The Sub-group 2B Loan Balance as of the Cut-off Date is equal to $36,720,604.38 and the Arrearage is equal to approximately $667,985. The Sub-group 2B Mortgage Loans have original terms to maturity ranging from 180 months to 372 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 2B Loan Balance as of the Cut-off Date.

         The Sub-group 2B Mortgage Loans are secured by Mortgages creating first or second liens on the related Mortgaged Properties. Approximately 46.74% of the Sub-group 2B Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. There can be no assurance that the Loan-to-Value Ratio of any Sub-group 2B Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. Except for 2.65% of the Sub-group 2B Mortgage Loans, all of the Sub-group 2B Mortgage Loans have Due Dates on the first day of the month.

         Approximately 10.62% of the Sub-group 2B Mortgage Loans are FHA Mortgage Loans. Approximately 0.25% of the Sub-group 2B Mortgage Loans are VA Mortgage Loans. See "--FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 49.60% of the Sub-group 2B Mortgage Loans are Performing Mortgage Loans. Approximately 44.11% of the Sub-group 2B Mortgage Loans are Sub-Performing Mortgage Loans. Of the Mortgage Loans in Sub-group 2B, approximately 26.60% are 30-59 days past due and approximately 17.51% are 60 or more days past due. Approximately 6.30% of the Sub-group 2B Mortgage Loans are Re-Performing Mortgage Loans including 0.52% (of the Sub-group 2B Loan Balance) that are Forbearance Plan Mortgage Loans and 3.66% (of the Sub-group 2B Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         Approximately 61.01% of the Sub-group 2B Mortgage Loans provide for payment by the Mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Sub-group 2B Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Sub-group 2B Mortgage Loan. The amount of the prepayment charge is provided in the related Mortgage Note and is generally equal to 1% of the amount prepaid in excess of 20% of the then outstanding Principal Balance of the related Mortgage Loan in any 12 month period.

         The weighted average remaining term to maturity of the Sub-group 2B Mortgage Loans will be approximately 341 months as of the Cut-off Date. None of the Sub-group 2B Mortgage Loans had a first Due Date prior to August 1, 1982 or after May 1, 1999 or will have a remaining term to maturity of less than 35 months or greater than 356 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 2B Mortgage Loan is April 2029.

         The average Principal Balance of the Sub-group 2B Mortgage Loans at origination was approximately $106,675. The average Cut-off Date Principal Balance of the Sub-group 2B Mortgage Loans was approximately $105,217.

         A substantial majority of the Sub-group 2B Mortgage Loans provide for semi-annual adjustment to the Loan Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Sub-group 2B Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index applicable to determining the Loan Rate on each Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Loan Rate on each such Sub-group 2B Mortgage Loan will not increase or decrease by more than 2.611% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and 1.430% on any Adjustment Date thereafter (the "Periodic Rate Cap"); provided, however, 2.60% of the Sub-group 2B Mortgage Loans do not have an Initial Periodic Rate Cap or a Periodic Rate Cap. The Sub-group 2B Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.611% per annum and a weighted average Periodic Rate Cap of approximately 1.430% per annum thereafter (excluding those loans without periodic caps). Each Loan Rate on each such Sub-group 2B Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Sub-group 2B Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Sub-group 2B Mortgage Loan (the "Minimum Loan Rate"). Effective with the first Monthly Payment due on each Sub-group 2B Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" herein. None of the Sub-group 2B Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

         The Sub-group 2B Mortgage Loans had Loan Rates as of the Cut-off Date of not less than 6.00% per annum and not more than 16.75% per annum and the weighted average Loan Rate was approximately 10.339% per annum. As of the Cut-off Date, the Sub-group 2B Mortgage Loans had Gross Margins ranging from 2.00% to 11.00%, Minimum Loan Rates ranging from 0.50% per annum to 16.75% per annum and Maximum Loan Rates ranging from 10.50% per annum to 23.25% per annum (except for 0.05% Sub-group 2B Mortgage Loans that do not have Maximum Loan Rates). As of the Cut-off Date, the weighted average Gross Margin was approximately 6.534%, the weighted average Minimum Loan Rate was approximately 9.612% per annum (exclusive of the Mortgage Loans that do not have a Minimum Loan Rate) and the weighted average Maximum Loan Rate was approximately 16.493% per annum (exclusive of the Mortgage Loans that do not have a Maximum Loan
Rate). The latest next Adjustment Date following the Cut-off Date on any Sub-group 2B Mortgage Loan occurs in November 2005 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Sub-group 2B Mortgage Loans is 14 months.

         No Sub-group 2B Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $348,134 or less than approximately $18,570. The Sub-group 2B Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

      Cut-off Date Principal Balances of the Sub-group 2B Mortgage Loans(1)


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Principal Balance ($)                     Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
     18,570       -         50,000                61                    $2,375,593.80                       6.47%
     50,001       -        100,000               142                    10,483,463.81                      28.55
    100,001       -        150,000                89                    10,982,132.15                      29.91
    150,001       -        200,000                27                     4,702,218.13                      12.81
    200,001       -        250,000                 9                     1,960,306.87                       5.34
    250,001       -        300,000                13                     3,581,999.18                       9.75
    300,001       -        348,134                 8                     2,634,890.44                       7.18
                                           ===================     ========================    =================================
                             Total               349                   $36,720,604.38                     100.00%
                                           ===================     ========================    =================================

----------------------
(1) The average Cut-off Date Principal Balance of the Sub-group 2B Mortgage Loans was approximately $105,217.

        Original Terms to Maturity of the Sub-group 2B Mortgage Loans(1)


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Original Term (months)                    Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
   121        -              180                    1                      $33,058.23                      0.09%
   181        -              240                    5                      263,035.41                      0.72
   301        -              360                  342                   36,293,472.31                     98.84
   361        -              372                    1                      131,038.43                      0.36
                                           -------------------     ------------------------    ---------------------------------
Total                                             349                  $36,720,604.38                    100.00%
                                           ===================     ========================    =================================

--------------------
(1) The weighted average original term of the Sub-group 2B Mortgage Loans was approximately 359 months.

                Property Types of the Sub-group 2B Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Property Type                          Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Single Family Detached                           294                    $31,414,512.54                       85.55%
PUD (1)                                           19                      1,908,488.14                        5.20
Condominium                                       15                      1,507,544.37                        4.11
2-4 Family Property                               10                      1,036,643.99                        2.82
Two Family                                         5                        422,863.18                        1.15
Townhouse                                          5                        327,478.26                        0.89
Manufactured Home                                  1                        103,073.90                        0.28
                                           ===================    =========================      =================================
                           Total                 349                    $36,720,604.38                      100.00%
                                           ===================    =========================      =================================

--------------------
(1) PUD refers to a Planned Unit Development.


             Occupancy Status of the Sub-group 2B Mortgage Loans(1)

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Occupancy Status                       Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Primary                                           330                    $35,138,001.97                      95.69%
Investment                                         17                      1,402,551.22                       3.82
Second Home                                         2                        180,051.19                       0.49
                                           -------------------    --------------------------     ---------------------------------
                       Total                      349                    $36,720,604.38                     100.00%
                                           ===================    ==========================     =================================

--------------------
(1) Based on a representation made by the borrower at the time of origination.


                   Purpose of the Sub-group 2B Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
          Purpose                                Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Equity Refinance                                    135                  $14,109,777.10                      38.42%
Purchase                                            138                   13,993,792.94                      38.11
Rate/Term Refinance                                  76                    8,617,034.34                      23.47
                                           ===================    ==========================     =================================
                         Total                      349                  $36,720,604.38                     100.00%
                                           ===================    ==========================     =================================

            Current Loan Rates of the Sub-group 2B Mortgage Loans (1)

                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Current Loan Rate (%)                     Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
     5.51     -          6.00                      1                      $153,006.04                      0.42%
     6.01     -          6.50                      2                       152,281.01                      0.41
     6.51     -          7.00                      9                     1,008,511.05                      2.75
     7.01     -          7.50                     18                     1,690,247.29                      4.60
     7.51     -          8.00                     27                     2,848,868.86                      7.76
     8.01     -          8.50                     12                     1,303,019.44                      3.55
     8.51     -          9.00                     16                     2,686,630.52                      7.32
     9.01     -          9.50                     22                     2,523,281.37                      6.87
     9.51     -         10.00                     52                     5,377,689.98                     14.64
    10.01     -         10.50                     25                     2,818,176.50                      7.67
    10.51     -         11.00                     35                     3,593,003.54                      9.78
    11.01     -         11.50                     22                     3,030,757.07                      8.25
    11.51     -         12.00                     30                     2,594,066.56                      7.06
    12.01     -         12.50                     15                     1,739,373.66                      4.74
    12.51     -         13.00                     11                       847,662.24                      2.31
    13.01     -         13.50                     18                     1,822,252.80                      4.96
    13.51     -         14.00                     14                     1,299,459.91                      3.54
    14.01     -         14.50                      4                       267,919.50                      0.73
    14.51     -         15.00                      6                       338,095.91                      0.92
    15.01     -         15.50                      6                       406,081.47                      1.11
    15.51     -         16.00                      3                       122,353.45                      0.33
    16.51     -         16.75                      1                        97,866.21                      0.27
                                           ===================     ========================    ==================================
                         Total                   349                   $36,720,604.38                    100.00%
                                           ===================     ========================    ==================================

------------------
(1) The weighted average Loan Rate of the Sub-group 2B Mortgage Loans as of the Cut-off Date was approximately 10.339% per annum.

       Original Loan-to-Value Ratios of the Sub-group 2B Mortgage Loans(1)


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Original Loan-to-Value Ratio (%)          Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
       0.95       -           10.00                2                       $261,008.81                       0.71%
      10.01       -           20.00                1                         49,712.57                       0.14
      20.01       -           30.00                1                         29,822.45                       0.08
      30.01       -           40.00                2                         68,111.38                       0.19
      40.01       -           50.00                8                        379,305.74                       1.03
      50.01       -           60.00               15                      1,188,188.75                       3.24
      60.01       -           70.00               57                      4,919,875.71                      13.40
      70.01       -           80.00              107                     12,663,163.52                      34.49
      80.01       -           90.00              107                     12,739,430.84                      34.69
      90.01       -          100.00               34                      3,460,259.83                       9.42
     100.01       -          110.00               12                        779,143.56                       2.12
     110.01       -          120.00                2                        112,785.50                       0.31
     120.01       -          124.35                1                         69,795.72                       0.19
                                           ===================     ========================    ===================================
                               Total             349                    $36,720,604.38                     100.00%
                                           ===================     ========================    ===================================

--------------------------------------------------------------------------------
(1) The weighted average original Loan-to-Value Ratio of the Sub-group 2B Mortgage Loans as of the Cut-off Date was approximately 80.65%.

          Geographic Distribution of the Sub-group 2B Mortgage Loans(1)


                                                                     Principal Balance            % of Aggregate Principal Balance
                                        Number of                    Outstanding as of           of Sub-group Outstanding as of the
        Location                      Mortgage Loans                  the Cut-off Date                   Cut-off Date
----------------------------     -------------------------     ---------------------------      -----------------------------------
Alaska                                        4                        $431,423.31                             1.17%
Arizona                                       5                         425,506.27                             1.16
California                                   47                       7,634,615.25                            20.79
Colorado                                      9                       1,289,967.98                             3.51
Connecticut                                   3                         270,917.89                             0.74
Delaware                                      2                         159,804.73                             0.44
District Of Columbia                          2                          99,849.00                             0.27
Florida                                      24                       1,997,948.56                             5.44
Georgia                                      12                       1,036,303.70                             2.82
Hawaii                                        4                         547,664.57                             1.49
Idaho                                         2                         122,696.97                             0.33
Illinois                                     13                       1,035,057.55                             2.82
Indiana                                      10                         778,341.74                             2.12
Iowa                                          3                         266,157.00                             0.72
Louisiana                                     2                         273,754.27                             0.75
Maryland                                     14                       1,429,390.98                             3.89
Massachusetts                                15                       1,748,043.18                             4.76
Michigan                                     13                         926,530.99                             2.52
Minnesota                                     2                         436,275.64                             1.19
Missouri                                      5                         337,239.88                             0.92
Montana                                       2                         103,434.70                             0.28
Nevada                                        5                         673,694.92                             1.83
New Hampshire                                 1                          71,817.64                             0.20
New Jersey                                   29                       3,805,180.57                            10.36
New Mexico                                    3                         316,205.76                             0.86
New York                                     20                       2,259,913.46                             6.15
North Carolina                                4                         331,666.91                             0.90
Ohio                                         11                         884,814.03                             2.41
Oklahoma                                      5                         285,732.26                             0.78
Oregon                                        3                         421,541.47                             1.15
Pennsylvania                                 16                         884,189.82                             2.41
Rhode Island                                  2                         173,494.87                             0.47
South Carolina                                1                          59,767.48                             0.16
Tennessee                                     2                         182,554.42                             0.50
Texas                                        15                         995,237.95                             2.71
Utah                                         17                       1,778,054.78                             4.84
Virginia                                      8                       1,069,852.78                             2.91
Washington                                    9                         832,573.54                             2.27
Wisconsin                                     4                         266,123.34                             0.72
Wyoming                                       1                          77,264.22                             0.21
                                 -------------------------     ---------------------------      ----------------------------------
                      Total                 349                     $36,720,604.38                           100.00%
                                 =========================     ===========================      ==================================

-------------------
(1) The greatest ZIP Code geographic concentration of Sub-group 2B Mortgage Loans, by Sub-group 2B Loan Balance as of the Cut-off Date, was approximately 0.95% in the 95638 ZIP Code.

           Documentation Levels of the Sub-group 2B Mortgage Loans(1)


                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
Documentation Level                              Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
Alternate Documentation                           169                    $17,219,459.50                      46.89%
Full Documentation                                 99                     10,043,104.18                      27.35
Limited Documentation                              63                      6,937,085.74                      18.89
No Documentation                                   18                      2,520,954.96                       6.87
                                           ===================    ==========================     =================================
                Total                             349                    $36,720,604.38                     100.00%
                                           ===================    ==========================     =================================

--------------------
(1) For a description of each documentation level, see "The Seller - Underwriting Standards" herein.

                    Status of the Sub-group 2B Mortgage Loans

                                                Number of              Principal Balance         % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of          of Sub-group Outstanding as of
Status                                           Loans                  the Cut-off Date                 the Cut-off Date
----------------------------------------   -------------------    --------------------------     --------------------------------
30 days past due                                    92                  $9,765,925.83                          26.60%
60 days past due                                    64                   6,430,720.23                          17.51
Current                                            173                  18,212,129.44                          49.60
Reperforming                                        20                   2,311,828.88                           6.30
                                           ===================    ==========================     ================================
                   Total                           349                 $36,720,604.38                         100.00%
                                           ===================    ==========================     ================================

              Maximum Loan Rates of the Sub-group 2B Mortgage Loans


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Maximum Loan Rate (%)                      Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
      0.00         -          0.50                 1                      $18,569.93                         0.05%
     10.01         -         10.50                 2                      184,964.57                         0.50
     10.51         -         11.00                 8                      747,670.59                         2.04
     11.01         -         11.50                19                    1,621,207.37                         4.41
     11.51         -         12.00                12                    1,169,445.19                         3.18
     12.01         -         12.50                 8                      833,249.01                         2.27
     12.51         -         13.00                 1                       87,540.17                         0.24
     13.01         -         13.50                 7                      790,168.03                         2.15
     13.51         -         14.00                 2                      292,169.32                         0.80
     14.01         -         14.50                 7                    1,101,942.09                         3.00
     14.51         -         15.00                 8                    1,122,288.80                         3.06
     15.01         -         15.50                15                    2,136,653.49                         5.82
     15.51         -         16.00                19                    2,382,903.79                         6.49
     16.01         -         16.50                46                    5,288,737.63                        14.40
     16.51         -         17.00                27                    2,729,445.50                         7.43
     17.01         -         17.50                36                    4,131,960.14                        11.25
     17.51         -         18.00                18                    2,278,378.79                         6.20
     18.01         -         18.50                36                    3,233,047.70                         8.80
     18.51         -         19.00                16                    1,576,161.03                         4.29
     19.01         -         19.50                10                      888,023.31                         2.42
     19.51         -         20.00                18                    1,569,313.10                         4.27
     20.01         -         20.50                12                      963,839.99                         2.62
     20.51         -         21.00                 6                      703,231.73                         1.92
     21.01         -         21.50                 6                      308,271.22                         0.84
     21.51         -         22.00                 5                      341,202.23                         0.93
     22.01         -         22.50                 2                       79,028.15                         0.22
     22.51         -         23.00                 1                       43,325.30                         0.12
     23.01         -         23.25                 1                       97,866.21                         0.27
                                           --------------------    -------------------------   -------------------------------
       Total                                     349                  $36,720,604.38                       100.00%
                                           ====================    =========================   ===============================

(1) The weighted average Maximum Loan Rate of the Sub-group 2B Mortgage Loans as of the Cut-off Date was approximately 16.493%.

              Minimum Loan Rates of the Sub-group 2B Mortgage Loans


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of        of Sub-group Outstanding as of
      Minimum Loan Rate (%)                      Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
      0.00     -          0.50                      22                   $2,310,757.61                   6.29%
      0.51     -          1.00                       6                      531,539.29                   1.45
      1.01     -          1.50                      16                    1,351,428.83                   3.68
      1.51     -          2.00                       8                      664,995.91                   1.81
      2.01     -          2.50                       7                      735,436.05                   2.00
      2.51     -          3.00                       3                      451,126.35                   1.23
      3.01     -          3.50                       4                      244,203.81                   0.67
      3.51     -          4.00                       1                       60,162.01                   0.16
      4.51     -          5.00                       1                      135,720.44                   0.37
      5.51     -          6.00                       1                       97,812.96                   0.27
      6.01     -          6.50                       1                      126,723.06                   0.35
      7.01     -          7.50                       1                      232,007.31                   0.63
      7.51     -          8.00                       4                      843,742.82                   2.30
      8.01     -          8.50                       6                      800,451.12                   2.18
      8.51     -          9.00                      17                    2,571,665.37                   7.00
      9.01     -          9.50                      22                    2,561,672.89                   6.98
      9.51     -         10.00                      52                    5,940,449.03                  16.18
     10.01     -         10.50                      22                    2,512,087.55                   6.84
     10.51     -         11.00                      30                    2,897,488.89                   7.89
     11.01     -         11.50                      22                    2,864,122.38                   7.80
     11.51     -         12.00                      32                    2,833,339.40                   7.72
     12.01     -         12.50                      12                    1,107,919.99                   3.02
     12.51     -         13.00                      10                      815,401.24                   2.22
     13.01     -         13.50                      17                    1,632,818.76                   4.45
     13.51     -         14.00                      14                    1,299,459.91                   3.54
     14.01     -         14.50                       4                      271,703.59                   0.74
     14.51     -         15.00                       6                      308,271.22                   0.84
     15.01     -         15.50                       5                      341,202.23                   0.93
     15.51     -         16.00                       2                       79,028.15                   0.22
     16.51     -         16.75                       1                       97,866.21                   0.27
                                           ===================     ========================    ================================
                            Total                  349                  $36,720,604.38                 100.00%
                                           ===================     ========================    ================================

(1) The weighted average Minimum Loan Rate of the Sub-group 2B Mortgage Loans as of the Cut-off Date was approximately 9.612%.

                Gross Margins of the Sub-group 2B Mortgage Loans


                                                Number of              Principal Balance       % of Aggregate Principal Balance
                                                Mortgage               Outstanding as of       of Loan Group Outstanding as of
      Gross Margins (%)                          Loans                  the Cut-off Date              the Cut-off Date
----------------------------------------   -------------------     ------------------------    --------------------------------
      1.51       -          2.00                  6                    $485,336.16                         1.32%
      2.01       -          2.50                  8                     769,662.59                         2.10
      2.51       -          3.00                 46                   4,436,621.58                        12.08
      3.01       -          3.50                  3                     326,738.92                         0.89
      3.51       -          4.00                  1                     119,430.24                         0.33
      4.01       -          4.50                  2                     481,217.43                         1.31
      4.51       -          5.00                  5                     769,161.77                         2.09
      5.01       -          5.50                  9                   1,210,733.21                         3.30
      5.51       -          6.00                 28                   4,548,729.97                        12.39
      6.01       -          6.50                 39                   3,639,274.77                         9.91
      6.51       -          7.00                 30                   3,188,361.59                         8.68
      7.01       -          7.50                 37                   4,525,940.15                        12.33
      7.51       -          8.00                 28                   2,641,454.86                         7.19
      8.01       -          8.50                 34                   2,922,216.99                         7.96
      8.51       -          9.00                 24                   2,707,497.54                         7.37
      9.01       -          9.50                 26                   2,115,342.11                         5.76
      9.51       -         10.00                 12                   1,064,621.86                         2.90
     10.01       -         10.50                  6                     413,059.74                         1.12
     10.51       -         11.00                  5                     355,202.90                         0.97
                                           ===================     ========================    ==================================
                              Total             349                 $36,720,604.38                       100.00%
                                           ===================     ========================    ==================================

(1) The weighted average Gross Margin of the Sub-group 2B Mortgage Loans as of the Cut-off Date was approximately 6.534%.

            Next Adjustment Date for the Sub-group 2B Mortgage Loans


                                                                                                       % of Aggregate Principal
                                               Number of                 Principal Balance               Balance of Sub-group
                                               Mortgage                  Outstanding as of             Outstanding as of the Cut-
       Next Adjustment Date                      Loans                   the Cut-off Date                       off Date
-----------------------------------       --------------------       -----------------------        ------------------------------
             09/01/1999                          10                        $929,371.00                        2.53%
             10/01/1999                          12                       1,255,177.47                        3.42
             11/01/1999                          10                         816,315.98                        2.22
             12/01/1999                           1                          35,631.59                        0.10
             01/01/2000                          13                       1,081,366.28                        2.94
             02/01/2000                          13                       1,801,324.10                        4.91
             03/01/2000                           1                         119,430.24                        0.33
             04/01/2000                           9                         741,981.14                        2.02
             05/01/2000                           6                         613,564.83                        1.67
             06/01/2000                           3                         397,072.28                        1.08
             07/01/2000                          50                       4,839,960.43                       13.18
             07/06/2000                           1                         126,788.82                        0.35
             08/01/2000                          82                       8,649,499.46                       23.55
             09/01/2000                          50                       4,212,270.80                       11.47
             10/01/2000                           9                       1,199,654.70                        3.27
             10/02/2000                           1                         105,024.63                        0.29
             11/01/2000                          11                       1,367,067.85                        3.72
             12/01/2000                           2                         245,726.87                        0.67
             12/20/2000                           1                          35,053.15                        0.10
             01/01/2001                           1                         275,350.53                        0.75
             02/01/2001                           3                         432,102.80                        1.18
             03/01/2001                           3                         539,898.48                        1.47
             04/01/2001                           1                         137,655.18                        0.37
             05/01/2001                           1                         113,940.72                        0.31
             07/01/2001                          11                       1,165,917.92                        3.18
             08/01/2001                          15                       1,762,162.11                        4.80
             09/01/2001                           6                         501,085.97                        1.36
             10/01/2001                           2                         138,602.03                        0.38
             10/20/2001                           1                         125,575.06                        0.34
             11/01/2001                           2                         396,880.38                        1.08
             12/01/2001                           6                         722,644.73                        1.97
             01/01/2002                           2                         358,742.85                        0.98
             12/01/2002                           1                          92,006.72                        0.25
             07/01/2003                           2                         171,221.96                        0.47
             08/01/2003                           1                         334,674.97                        0.91
             09/01/2003                           3                         347,128.64                        0.95
             10/01/2003                           1                         167,055.67                        0.45
             01/01/2004                           1                         103,073.90                        0.28
             11/01/2005                           1                         262,602.14                        0.72
                                          --------------------       -----------------------        ------------------------------
                         Total                  349                     $36,720,604.38                      100.00%
                                          ====================       =======================        ==============================

                   Indices of the Sub-group 2B Mortgage Loans

                                                                                                           % of Aggregate
                                                Number of             Principal Balance                   Principal Balance
                                                Mortgage              Outstanding as of            of Loan Group Outstanding as of
                 Index(1)                         Loans                the Cut-off Date                    the Cut-off Date
     ---------------------------------     -------------------     ------------------------     ------------------------------------
     6 month LIBOR(1)                             285                    $30,555,245.72                         83.21%
     1 Year CMT(1)                                 59                      5,667,102.03                         15.44
     Other(2)                                       5                        498,256.63                          1.36
                                           ===================     ========================     ====================================
             Total                                349                    $36,720,604.38                        100.00%
                                           ===================     ========================     ====================================

--------------------
(1) Each of these Indices are described under "--The Index."
(2) Includes two other indices, each of which represents 1.31% or less of the Sub-group 2B Loan Balance as of the Cut-off Date.


        Initial Periodic Rate Caps of the Sub-group 2B Mortgage Loans(1)

                                                                                                    % of Aggregate
                                                 Number of         Principal Balance              Principal Balance
                                                 Mortgage          Outstanding as of       of Loan Group Outstanding as of
    Initial Periodic Rate Cap (%)                 Loans            the Cut-off Date                the Cut-off Date
---------------------------------------      ----------------   ------------------------  ----------------------------------
                    0.00                           10                $955,295.98                     2.60%
                    0.90                            1                 262,602.14                     0.72
                    1.00                           47               4,248,896.91                    11.57
                    1.50                           28               3,221,018.43                     8.77
                    1.95                            1                  97,812.96                     0.27
                    2.00                            7                 779,243.76                     2.12
                    3.00                          250              26,697,927.68                    72.71
                    4.00                            2                 103,749.44                     0.28
                    5.00                            2                 312,607.69                     0.85
                    6.00                            1                  41,449.39                     0.11
                                             ----------------   ------------------------  ----------------------------------
                                             ================   ========================  ==================================
                             Total                349             $36,720,604.38                   100.00%
                                             ================   ========================  ==================================

------------------
(1) Relates solely to initial rate adjustments.

       Subsequent Periodic Rate Caps of the Sub-group 2B Mortgage Loans(1)

                                                                                                    % of Aggregate
                                                 Number of         Principal Balance              Principal Balance
                                                 Mortgage          Outstanding as of       of Loan Group Outstanding as of
   Periodic Rate Cap (%)                          Loans            the Cut-off Date                the Cut-off Date
---------------------------------------      ----------------   ------------------------  ----------------------------------
            0.00                                    1                  $18,569.93                     0.05%
            1.00                                   85                9,082,792.67                    24.73
            1.50                                  245               25,367,257.96                    69.08
            1.95                                    1                   97,812.96                     0.27
            2.00                                   10                1,295,388.57                     3.53
            3.00                                    7                  858,782.29                     2.34
                                             ================   ========================  ================================
Total                                             349              $36,720,604.38                   100.00%
                                                                ========================  =================================

------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

The Index

         With respect to approximately 83.21% of the Sub-group 2B Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae ("Six Month LIBOR"); with respect to approximately 15.44% of the Sub-group 2B Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("One Year CMT"); and with respect to approximately 1.36% of the Sub-group 2B Mortgage Loans, the Index is a variety of indices, none of which comprise more than 1.31% of the Sub-group 2B Mortgage Loans. Listed below are some historical values for the months indicated of two of the indices.

                               Six Month LIBOR

                                                                                Year
                              ------------------------------------------------------------------------------------------------------
Month                                 1999         1998          1997           1996          1995           1994          1993
-----                                 ----         ----          ----           ----          ----           ----          ----
January                              5.04%         5.75%         5.71%          5.34%         6.69%          3.39%         3.44%
February                             5.17%         5.78%         5.68%          5.29%         6.44%          4.00%         3.33%
March                                5.08%         5.80%         5.96%          5.52%         6.44%          4.25%         3.38%
April                                5.08%         5.87%         6.08%          5.42%         6.31%          4.63%         3.31%
May                                  5.19%         5.81%         6.01%          5.64%         6.06%          5.00%         3.44%
June                                 5.63%         5.87%         5.94%          5.84%         5.88%          5.25%         3.56%
July                                 5.68%         5.82%         5.83%          5.92%         5.88%          5.33%         3.56%
August                                             5.69%         5.86%          5.74%         5.94%          5.33%         3.44%
September                                          5.36%         5.85%          5.75%         5.99%          5.69%         3.38%
October                                            5.31%         5.80%          5.58%         5.95%          6.00%         3.50%
November                                           5.28%         6.04%          5.55%         5.74%          6.44%         3.52%
December                                           5.17%         6.01%          5.62%         5.56%          7.00%         3.50%


                                    One Year CMT
                                                                Year
                --------------------------------------------------------------------------------------------------------------------
Month                1999         1998           1997           1996             1995              1994                 1993
-----                ----         ----           ----           ----             ----              ----                 ----
January             4.51%         5.24%          5.61%          5.09%            7.05%             3.54%                3.50%
February            4.70%         5.31%          5.53%          4.94%            6.70%             3.87%                3.39%
March               4.78%         5.39%          5.80%          5.34%            6.43%             4.32%                3.33%
April               4.69%         5.38%          5.99%          5.54%            6.27%             4.82%                3.24%
May                 4.85%         5.44%          5.87%          5.64%            6.00%             5.31%                3.36%
June                5.10%         5.41%          5.69%          5.81%            5.64%             5.27%                3.54%
July                              5.36%          5.54%          5.85%            5.59%             5.48%                3.47%
August                            5.21%          5.56%          5.67%            5.75%             5.56%                3.44%
September                         4.71%          5.52%          5.83%            5.62%             5.76%                3.36%
October                           4.12%          5.46%          5.55%            5.59%             6.11%                3.39%
November                          4.53%          5.46%          5.42%            5.43%             6.54%                3.58%
December                          4.52%          5.53%          5.47%            5.31%             7.14%                3.61%


         If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

FHA Mortgage Loans and VA Mortgage Loans

         As noted above, all of the Sub-group 1A Mortgage Loans and approximately 10.87% of the Sub-group 2B Mortgage Loans are subject to either FHA insurance as described herein (the "FHA Mortgage Loans") or are subject to a VA guarantee as described herein (the "VA Mortgage Loans"). All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         Insurance premiums for the FHA Mortgage Loans are collected by the Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Mortgage Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which the servicer may bid at the foreclosure sale in order for the servicer to subsequently convey the property to the VA. If the servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of (i) the guaranteed amount and (ii) the proceeds of any foreclosure.

         The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

                                   THE SELLER

General

         Credit-Based Asset Servicing and Securitization LLC is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 48% interest in the Seller with the remainder owned by management of the Seller. On August 17, 1999, Moody's Investors Service, Inc. ("Moody's") announced that it had downgraded the senior long-term debt of EFSG from Aa3 to A2. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Duff & Phelps Credit Rating Co. ("DCR") reaffirmed their ratings of A+ and AA-, respectively, of the senior long-term debt of EFSG. The insurer financial strength rating of MGIC is AA+, Aa2 and AA+ by S&P, Moody's and Fitch IBCA, Inc., respectively. EFSG and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder.

         At June 30, 1999, the Seller had approximately $787 million in assets, approximately $621 million in liabilities and approximately $166 million in equity.

         The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans owned by the Seller are serviced by its affiliate, Litton Loan Servicing LP. The Seller does not originate mortgages. The Seller is a HUD-approved investing mortgagee.

Underwriting Standards

         Each Mortgage Loan included in the Trust Fund has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the borrower's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the Seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A borrower's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller also obtains and reviews a current credit report for the mortgagor.

         The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "full documentation" programs, including "No Documentation," "Limited Documentation" and "Alternative Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other mortgage loans based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral.

Owner-Financed Mortgage Loans

         The Seller routinely purchases mortgage loans which are owner-financed mortgage loans ("Owner-financed Mortgage Loans"). Owner-financed mortgage loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans typically purchased by the Seller. The borrower under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related borrower. In connection with the Seller's acquisition of an owner-financed mortgage loan, the Seller obtained and reviewed the credit history and payment history of the borrower. In deciding to purchase owner-financed mortgage loans, the Seller generally places considerable emphasis on the value of the mortgaged property. The Seller, in connection with its underwriting of an owner-financed mortgage loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an owner-financed mortgage loan generally was obtained within 90 days prior to the purchase by the Seller of such mortgage loan. However, in certain instances, the Seller may have utilized a previous appraisal if it was completed within one year prior to the purchase by the Seller, in which case the Seller will generally require the appraiser to recertify the value in such appraisal. The Seller may have acquired an owner-financed mortgage loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition. For all Owner-Financed Mortgage Loans included in either Loan Group acquired using statistical valuations, appraisals (which generally are drive-by appraisals) have been subsequently obtained.

         For a discussion of the certain risks related to owner-financed mortgage loans that a Certificateholder should consider prior to purchase, see "Risk Factors - There are risks related to owner-financed mortgage loans."


                                  THE SERVICER

         The information set forth in the following paragraphs has been provided by Litton Loan Servicing LP. None of the Depositor, the Seller, the Trustee, either Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Litton Loan Servicing LP ("Litton") a Delaware limited partnership, and an affiliate of the Seller, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Litton Loan Servicing LP was formed in December 1996, with all of the general and limited partnership interests owned by EFSG, MGIC and C-BASS Holding LLC. On October 1, 1998 Litton Loan Servicing, Inc., a wholly-owned subsidiary of EFSG, transferred its business to Litton. From and after October 1, 1998 all activities formerly conducted by Litton Loan Servicing, Inc. are being conducted by Litton. Litton currently employs approximately 170 individuals. The main office of Litton is located at 5373 W. Alabama, Houston, Texas 77056. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $3.319 billion. Litton specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. Other transactions for which Litton acts a servicer include Housing Securities, Inc. 1995-RP1, C-BASS ABS, LLC 1997-1, C-BASS ABS, LLC 1997-3, C-BASS ABS, LLC 1998-1, C-BASS ABS, LLC 1998-3, Merrill Lynch Mortgage Investors, Inc. Series 1998-FF2, Series 1998-FF3, Series 1998-GN3, Series 1999-H1, Series 1999-3, Series 1999-CB1, Series 1999-CB2 and Series 1999-NC1 and The Prudential Home Mortgage Securities Company, Inc., Series 1990-09, Series 1990-14, Series 1991-05, Series 1991-10, Series 1991-14, Series 1991-20, Series
1992-06, Series 1992-12, Series 1992-16, Series 1992-23, Series 1992-31, Series
1992-36, Series 1992-44, and Series 1993-5.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Litton (doing business as Litton Loan Servicing, Inc.) as of the date indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights over the past several months. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer in the period ending on June 30, 1999 as compared with the annual periods ending on December 31, 1998 and December 31, 1997.

                     Delinquency and Foreclosure Experience(1)


                                                 As of June 30, 1999                         As of December 31, 1998
                                                 -------------------                         -----------------------
                                                                          % by                                               % by
                                                     Principal         Principal                          Principal       Principal
                               No. of Loans           Balance(2)        Balance      No. of Loans         Balance(2)       Balance
                               -------------  --------------------  -------------  --------------- --------------------- -----------
Current Loans                     36,156          $2,307,755,294         69.53%         39,063      $2,489,678,137.64       78.01%

Period of
Delinquency(3)
      30 Days                      4,662            320,345,367           9.65           3,689      $  233,734,152.03         7.32%
      60-89                        1,839            123,267,410           3.71           1,497            87,944,511.34       2.76%
      90 Days or more              2,384            144,420,197           4.35           2,578      $  121,504,523.26         3.81%
                                   -----            -----------           ----         -------      -----------------       -------

Total Delinquency                  8,885            588,032,974          17.72           7,764      $  443,183,186.63        13.89%


Foreclosures/Bankruptcy(4)         4,913            369,764,648          11.14           2,780      $  197,668,255.15         6.19%



Real Estate Owned                    842       $     53,590,945            1.61%         1,009      $    60,867,154.24        1.91%
                                   -----       ----------------         --------       -------      ------------------      -------
        Total
        Portfolio                 50,796       $  3,319,143,861          100.00%         50,616      $3,191,396,733.66      100.00%
                                  ------       ----------------         -------         ------      -----------------       -------



                                                      As of December 31, 1997
                                                      -----------------------

                                                         Principal              % by Principal
                                 No. of Loans             Balance(2)                Balance
                                 --------------  --------------------------  -------------------------
Current Loans                        28,982           $1,360,468,859.99              80.48%

Period of
Delinquency(3)
      30 Days                         2,534           $   111,026,183.71               6.57%
      60-89                             728                29,739,191.62               1.76%
      90 Days or more                 1,348          $     50,772,586.46               3.00%
                                      -----          -------------------             -------

Total Delinquency                     4,610           $   191,537,962.00             11.33%

Foreclosures/Bankruptcy(4)            1,344          $     98,380,747.30               5.82%

Real Estate Owned                       427          $     39,978,357.34               2.37%
                                      -----          -------------------             -------
        Total
        Portfolio                     35,363            $1,690,365,926.42             100.00%
                                     ------            -----------------             -------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of Litton's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. Litton does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                       THE POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

Assignment of the Mortgage Loans

         On the Closing Date the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and all rights under the related FHA Insurance Agreements and the VA Guarantees. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Loan Rate as well as other information.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to Bank One Trust Company NA, (the "Custodian"), as the Trustee's agent for such purpose, the mortgages notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller.

         Within 45 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Trustee by the Custodian, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate, with respect to a Loan Group 1 or a Sub-group 2A Mortgage Loan, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan or, with respect to a Sub-group 2B Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

         An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if Moody's and Standard & Poor's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least two Business Days prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee that were due during the related Prepayment Period on the Mortgage Loans, other than Balloon Payments, and that were Delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

         Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Trustee

         The Chase Manhattan Bank, a New York banking corporation, will act as trustee (the "Trustee") for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services and its telephone number is (212) 946-3246. The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be the Trustee Fee. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Certificates will be at the "Servicing Fee Rate" of (i) 0.375% per annum on the Principal Balance of each Sub-group 1A Mortgage Loan (except that if an Event of Servicing Termination occurs, then the Servicing Fee Rate shall be 0.50%) and (ii) 0.50% per annum on the Principal Balance of each sub-group 1B and Group 2 Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

         The Servicer, in its capacity as a special servicer is also entitled to an additional servicing fee (the "Special Servicing Fee"), in connection with Sub-group 1B, Sub-group 2A and Sub-group 2B Mortgage Loans that are 90 or more days Delinquent. As more fully described in the Pooling and Servicing Agreement, the Special Servicing Fee is equal to $150 per Mortgage Loan 90 or more days Delinquent, payable monthly for eighteen consecutive months commencing in the first month after the Cut-off Date in which payments on such Mortgage Loan are 90 or more days Delinquent, unless such Mortgage Loan becomes less than 90 days Delinquent.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the "Mortgage Interest Rate") (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

Pledge and Assignment of Servicer's Rights

         On the Closing Date, the Servicer will pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to First Union National Bank, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, the Trustee and the Depositor have agreed to the appointment of First Union National Bank or its designee as the successor servicer, provided that at the time of such appointment First Union National Bank or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that First Union National Bank or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement.

Termination

         The Seller will have the right to repurchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is less than 10% of the aggregate Principal Balance of the Mortgage Loan as of the Cut-Off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date". In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such repurchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

Optional Purchase of Defaulted Loans

         As to any Mortgage Loan which is Delinquent in payment by 60 days or more, the Seller may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan.

Mandatory Purchase of Defaulted Loans

         The Servicer will purchase each Mortgage Loan in Loan Group 1 (x) which has a loan-to-value ratio in excess of 80% but does not have private mortgage insurance, (y) foreclosure proceedings for which have been completed within the first six months following the Closing Date, and (z) for which disposition of the related mortgaged property within such six-month period would result in a loss against which senior certificateholders would not be protected, in whole or in part, by available credit enhancement.

Events of Servicing Termination

         Events of Servicing Termination will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative Realized Losses or Delinquencies as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

Rights upon Event of Servicing Termination

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee may, and at the direction of the holders of Offered Certificates evidencing not less than 51% of the Voting Rights shall, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances subject to the pledge and assignment to First Union as described above. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than % of the Voting Rights evidenced by the Offered Certificates so agree and have offered indemnity satisfactory to the Trustee.

Voting Rights

         With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class X and Class R Certificates) shall be 98% and shall be allocated among the Classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class X Certificates shall be 2%. The Voting Rights allocated to a Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding certificate balances (or Percentage Interest) of such Certificates. The Class R Certificates will not have any Voting Rights.

Amendment

         The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Offered Certificates; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such Class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue the A-1 and Class A-2 Certificates (the "Senior Certificates"), the Class M-1, Class M-2, Class B and Class X Certificates (the "Subordinated Certificates") and the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates are offered hereby (the "Offered Certificates").

         The Offered Certificates will have the respective Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class R Certificates will not have Original Certificate Principal Balances and will not bear interest.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each Class may be issued in a denomination which is not an integral multiple thereof).

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in September 1999 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Class M-1 and Class M-2 Certificates, the "Record Date" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Class A-1, Class A-2 and Class B Certificates, the "Record Date" is the Business Day immediately preceding such Distribution Date; provided, however, that if any Class A-1, Class A-2 or Class B Certificate becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through DTC in the United States, or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences -Tax Characterization of a Trust Fund as a Partnership - Tax Consequences to Holder of the Certificates - Tax Consequences to Foreign Certificateholders", "-Backup Withholding" and "New Withholding Regulations" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Cedelbank, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedelbank is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedelbank's stock.

         Cedelbank is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedelbank holds securities for its customers ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedelbank currently accepts over 70,000 securities issues on its books.

         Cedelbank's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's United States customers are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedelbank is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedelbank.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial

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Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Characterization of a Trust Fund as a Partnership - Tax Consequences to Holder of the Certificates - Tax Consequences to Foreign Certificateholders", "--Backup Withholding" and "New Withholding Regulations" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than % of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by

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Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DTC management is aware that some computer applications, systems, and the like for processing date ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Allocation of Available Funds

         Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Available Funds. Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, of (i) the aggregate amount of Monthly Payments on the Mortgage Loans due on the related Due Date and received by the Trustee one business day prior to the related Distribution Date, after deduction of the Servicing Fee, any accrued and unpaid Servicing Fee and the Successor Servicer Fee, if any, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, liquidation proceeds (net of certain expenses) and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, and (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

         The "Prepayment Period" is the prior calendar month.

Interest Distributions

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority:

         First, to the Trustee, the Trustee Fee;

         Second, to the Holders of the Class A-1 and Class A-2 Certificates, the related Accrued Certificate Interest, plus the Class A Interest Carry Forward Amount allocable to the Class A-1 Certificates and the Class A-2 Certificates, respectively;

         Third, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class M-1 Certificates, the related Accrued Certificate Interest;

         Fourth, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class M-2 Certificates, the related Accrued Certificate Interest;

         Fifth, to the extent of the Interest Remittance Amount then remaining, to the Holders of the Class B Certificates, the related Accrued Certificate Interest; and

         Sixth, the amount, if any, of the Interest Remittance Amount remaining in the Certificate Account after application with respect to the priorities set forth above is defined as the "Monthly Excess Interest Amount" for such Distribution Date and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         "Accrued Certificate Interest" means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates at the then-applicable Pass-Through Rate, such amount subject to reduction only in the event of shortfalls caused by the Relief Act.

         "Interest Carry Forward Amount" means for any class of Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Class M-1 and Class M-2 Certificates, on the basis of a 360-day year consisting of 12 30-day months and
(y) with respect to the Class A-1, Class A-2 and Class B Certificates, for the actual number of days elapsed since the prior Distribution Date. The "Class A Interest Carry Forward Amount" for any Distribution Date is the sum of the Interest Carry Forward Amounts for the Class A-1 and Class A-2 Certificates for such Distribution Date.

         "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Monthly Advances and Servicing Advances as described above under "-Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) all Compensating Interest paid by the Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans.

         A "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         The "Interest Accrual Period" for any Distribution Date with respect to the Class M-1 and Class M-2 Certificates, will be the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class M-1 and Class M-2 Certificates, all calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. With respect to the Class A-1, Class A-2 and Class B Certificates, the "Interest Accrual Period" for any Distribution Date will be the period from the preceding Distribution Date (or in the case of the first Distribution Date, from the Closing Date) to the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year.

Principal Distributions

         With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, Holders of the Senior Certificates will be entitled to receive 100% of the Principal Distribution Amount, based on the Class A-1 Principal Percentage and the Class A-2 Principal Percentage, respectively, for such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero. Once the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero. Similarly if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the Holders of the Class B Certificates will be entitled to receive

100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B Certificates has been reduced to zero.

         The "Class A-1 Principal Percentage" on any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including principal advanced by the Servicer) allocable to Loan Group 1 for the related Collection Period, and the denominator of which is the amount of principal collections (including principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period. The "Class A-2 Principal Percentage" on any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including principal advanced by the Servicer) allocable to Loan Group 2 for the related Collection Period, and the denominator of which is the amount of principal collections (including principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period.

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Holders of all Classes of Certificates will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below and to the extent of the Principal Distribution Amount:

         First, the lesser of (x) the Principal Distribution Amount and (y) the Class A-1 Principal Percentage and the Class A-2 Principal Percentage of the Class A Principal Distribution Amount will be distributed concurrently to the Class A-1 and Class A-2 Certificates, respectively, until the Certificate Principal Balances thereof have been reduced to zero;

         Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Senior Certificates in clause First above and the amount distributed to the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Senior Certificates pursuant to clause First above, the amount distributed to the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Class M-2 Certificates pursuant to clause Third above and (y) the Class B Principal Distribution Amount will be distributed to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         Fifth, any amount of the Principal Remittance Amount remaining after making all of the distributions in Clauses First, Second, Third and Fourth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Class A Principal Distribution Amount" means as of any Distribution Date (a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the sum of the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Closing Date.

         "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date) and (ii) the Certificate Principal Balance of the Class M-1

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Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 72% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Closing Date.

         "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Closing Date.

         "Class B Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Pool Balance on the Closing Date.

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         "Overcollateralization Amount" means, as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount" means, with respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein the amount equal to the sum (less certain amounts available for reimbursement of Monthly Advances and Servicing Advances as described above under "-Advances" and certain other reimbursable expenses pursuant to the Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including all full and partial principal prepayments received by the Servicer during the related Prepayment Period and any Advances with respect thereto, (ii) the liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Collection Period and (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed.

         "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means 40.00%.

         "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

         "Stepdown Date" means the later to occur of (x) the Distribution Date in September 2002 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         "Targeted Overcollateralization Amount" means as of any Distribution Date, (x) prior to the Stepdown Date, 5.00% of the initial Pool Balance and (y) on and after the Stepdown Date and assuming a Trigger Event is not in effect, the greater of (i) 10.00% of the Pool Balance as of the last day of the related Collection Period and (ii) 0.50% of the initial Pool Balance. If a Trigger Event is in effect on and after the Stepdown Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

         A "Trigger Event" has occurred on a Distribution Date if the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 42% of the Senior Enhancement Percentage; provided, that if the Certificate Principal Balance of the Senior Certificates has been reduced to zero, a Trigger Event will have occurred if the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 16.80%.

         Allocation of Losses. Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B, Class M-2 and Class M-1 Certificates, and the Class A-1 and Class A-2 Certificates pro rata, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an "Applied Realized Loss Amount." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future Distribution Dates, Certificateholders of the related Class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

         Application of Monthly Excess Cashflow Amounts. The weighted average Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $8,097,517.

         If Realized Losses not accounted for by an application of the Monthly Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund. The amount of such releases are the "Overcollateralization Release Amounts."

         On any Distribution Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority on such Distribution Date:

                  (i) to fund the remaining Class A Interest Carry Forward Amount, if any, pro rata, between the Class A-1 and Class A-2 Certificates;

                  (ii) to fund the Extra Principal Distribution Amount for such Distribution Date;

                  (iii) to fund the Class M-1 Interest Carry Forward Amount, if any;

                  (iv) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

                  (v) to fund the Class M-2 Interest Carry Forward Amount, if any;

                  (vi) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

                  (vii) to fund the Class B Interest Carry Forward Amount, if any;

                  (viii) to fund the Class B Realized Loss Amortization Amount for such Distribution Date;

                  (ix) to fund the aggregate amount of any LIBOR Carryover
                  Amount;

                  (x) to pay the Special Servicing Fee;

                  (xi) to fund a distribution to the Holders of the Class X Certificates; and

                  (xii) to fund a distribution to the Holders of the Class R Certificates.

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Distribution Date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount as of such Distribution Date.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount, the Class M-1 Interest Carry Forward Amount, the Class M-1 Realized Loss Amortization Amount and the related Class M-2 Interest Carry Forward Amount, in each case for such Distribution Date.

         "Class B Applied Realized Loss Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the related Applied Realized Loss Amount as of such Distribution Date.

         "Class B Realized Loss Amortization Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of
(i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B Interest Carry Forward Amount, in each case for such Distribution Date.

         "Unpaid Realized Loss Amount" means for any Class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Pass-Through Rates

         The Pass-Through Rate on any Distribution Date with respect to the Class M-1 and Class M-2 Certificates, will equal the lesser of (a) the rate identified on the cover of this Prospectus Supplement and (b) the weighted average Mortgage Interest Rate of the Mortgage Loans, less the annualized rates at which the Servicing Fee and the Trustee Fee are calculated.

         The Pass-Through Rate on any Distribution Date with respect to the Class A-1 Certificates will equal the lesser of (a) the Class A-1 Formula Rate and (b) the Group 1 Available Funds Cap for such Distribution Date. The "Pass-Through Rate" on any Distribution Date with respect to the Class A-2 Certificates will equal the lesser of (a) the Class A-2 Formula Rate and (b) the Group 2 Available Funds Cap for such Distribution Date. The Pass-Through Rate on any Distribution Date with respect to the Class B Certificates will equal the lesser of (a) the Class B Formula Rate and (b) the Pool Available Funds Cap for such Distribution Date. With respect to the Certificates, except for the Class A-1, Class A-2 and Class B Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Class A-1, Class A-2 and Class B Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Class A-1 Formula Rate" will be the sum of the interbank offered rate for one-month United States dollar deposits in the London market ("One-Month LIBOR") as of the related LIBOR Determination Date plus a margin (the "Class A-1 Certificate Margin"). The Class A-1 Certificate Margin on each Distribution Date on or prior to the Optional Termination Date will equal 0.85% and on each Distribution Date after the Optional Termination Date, the Class A-1 Certificate Margin will equal 1.35%.

         The "Class A-2 Formula Rate" will be the sum of One-Month LIBOR as of the related LIBOR Determination Date plus a margin (the "Class A-2 Certificate Margin"). The Class A-2 Certificate Margin on each Distribution Date on or prior to the Optional Termination Date will equal 0.55% and on each Distribution Date after the Optional Termination Date, the Class A-2 Certificate Margin will equal 1.05%.

         The "Class B Formula Rate" will be the sum of the interbank offered rate for one-month United States dollar deposits in the London market ("One-Month LIBOR") as of the related LIBOR Determination Date plus a margin (the "Class B Certificate Margin"). The Class B Certificate Margin on each Distribution Date on or prior to the Optional Termination Date will equal 2.75% and on each Distribution Date after the Optional Termination Date, the Class B Certificate Margin will equal 3.25%.

         The "Group 1 Available Funds Cap" for any Distribution Date will equal the lesser of (i) the average of the Mortgage Interest Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date), weighted on the basis of the related Principal Balances of the Mortgage Loans as of such date, minus the sum of the Servicing Fee Rate and the rate at which the Trustee Fee is calculated, and (ii) the average of the Mortgage Interest Rates of the Group 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date), weighted on the basis of the related Principal Balances as of such date, minus the sum of the Servicing Fee Rate and the rate at which the Trustee Fee is calculated.

         The "Group 2 Available Funds Cap" for any Distribution Date will equal the difference between (i) the average of the Mortgage Interest Rates of the Group 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date), weighted on the basis of the related Principal Balances of the Group 2 Mortgage Loans as of such date and (ii) the sum of the Servicing Fee Rate and the rate at which the Trustee Fee Rate is calculated.

         The "Pool Available Funds Cap" for any Distribution Date will equal the difference between (i) the average of the Mortgage Interest Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off
Date), weighted on the basis of the related Principal Balances of all of the Mortgage Loans as of such date and (ii) the sum of the Servicing Fee Rate and the rate at which the Trustee Fee is calculated.

         If on any Distribution Date, the Pass-Through Rate for the Class A-2 Certificates is based upon the Group 2 Available Funds Cap, the excess of (i) the amount of interest the Class A-2 Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Group 2 Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest the Class A-2 Certificates received on such Distribution Date based on the Group 2 Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on the Class A-2 Certificates, without giving effect to the Group 2 Available Funds Cap) will be the "Class A-2 LIBOR Carryover Amount". If on any Distribution Date, the Pass-Through Rate for the Class B Certificates is based upon the Pool Available Funds Cap, the excess of
(i) the amount of interest the Class B Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Pool Available Funds Cap, up to the Pool Maximum Cap, over (ii) the amount of interest the Class B Certificates received on such Distribution Date based on the Pool Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on the Class B Certificates, without giving effect to the Pool Available Funds Cap) will be, together with the Class A-2 LIBOR Carryover Amount, the "LIBOR Carryover Amount". Any LIBOR Carryover Amount on the Class A-2 and Class B Certificates will be paid on future Distribution Dates from and to the extent of funds available in a reserve fund maintained by the Trustee (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk

Reserve Fund will be limited to an initial deposit of $5,000 and, as provided in the Pooling and Servicing Agreement, amounts that would otherwise be distributed on the Class X Certificate.

         The "Maximum Cap" for any Distribution Date is the weighted average of the Mortgage Interest Rates on the Sub-group 2A Mortgage Loans and the Maximum Loan Rates on the Sub-group 2B Mortgage Loans, excluding those Mortgage Loans that have no fixed Maximum Loan Rate.

         The "Pool Maximum Cap" for any Distribution Date is the weighted average of the Mortgage Interest Rates on the Loan Group 1 and Sub-group 2A Mortgage Loans and the Maximum Loan Rates on the Sub-group 2B Mortgage Loans, excluding those Mortgage Loans that have no fixed Maximum Loan Rate.


Calculation of One-Month LIBOR

         The Pass-Through Rate on the Senior Certificates for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, an "Interest Determination Date"). With respect to each Distribution Date, One-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related Interest Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposit in the U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Senior Certificates and Class B Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Senior Certificates and Class B Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Senior Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loan Group, the allocation of Available Funds to various Classes of Offered Certificates, the amount and timing of Mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various Classes of Offered Certificates.

         The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Some of the Mortgage Loans have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because such Mortgage Loans have in the past defaulted, and in addition, the Bankruptcy Plan Mortgage Loans have been involved in subsequent proceedings under the federal Bankruptcy Code, either as liquidations under Chapter 7 or reorganizations with approved bankruptcy plans under Chapters 11 or
13. See "The Mortgage Pool--General" herein.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

         Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Group 1 and Sub-group 2A Mortgage Loans, the Sub-group 2B Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Sub-group 2B Mortgage Loans may differ from that on the Group 1 Mortgage Loans and Sub-group 2A Mortgage Loans because the amount of the Monthly Payments on the Sub-group 2B Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a majority of the Sub-group 2B Mortgage Loans will not have their initial Adjustment Date for one to five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Sub-group 2B Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

         The weighted average life and yield to maturity of each Class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amount generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balance of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans, and (iii) the level of the various indices for the Sub-group 2B Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a Class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

         For ease of presentation, each Loan Group has been divided into two sub-groups. Each sub-group consists of Mortgage Loans with distinct characteristics which are likely to produce differing prepayment, delinquency and loss experience among the sub-groups. However, since the Class A-1 certificates represent an interest in Loan Group 1 (including both sub-groups) and the Class A-2 Certificates represent an interest in Loan Group 2 (including both sub-groups), the prepayment, delinquency and loss experience on a Class of Senior Certificates will represent a combination of the experience on the two related sub-groups. Similarly, the prepayment, delinquency and loss experience on the Subordinate Certificates will reflect a combination of the experience of both Loan Groups, consisting of all four sub-groups. There can be no assurance that any such combined experience will correlate with the experience expected on a particular sub-group of Mortgage Loans.

         The Subordinate Certificates are not expected to receive any principal distributions until at least the Distribution Date in September 2002 (unless the Certificate Principal Balances of the Senior Certificates are reduced to zero prior thereto). As a result, the weighted average lives of the Subordinate Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Loss Amount will be allocated to one or more Classes of Subordinate Certificates.

Additional Information

         The Depositor has filed certain yield tables and other computational materials with respect to certain Classes of the Class A Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The projected weighted average life of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         The model used in this Prospectus Supplement, the "Constant Prepayment Rate" or "CPR" represents an assumed rate of prepayment each month expressed as an annual rate relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-81 through S-85 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-81 through S-85. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-81 through S-85 were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans consist of 4 sub-groups of loans with the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on August 27, 1999 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in September 1999, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates", (iv) the Mortgage Loans prepay in accordance with the Prepayment Scenarios indicated, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life (years) to Optional Termination" in the tables below, (vii) the Overcollateralization Target Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in September 1999, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in August 1999, (xi) the aggregate of the rates at which the Servicing Fee and the Trustee Fee are calculated is 0.3875% for Sub-group 1A and 0.5125% for Sub-group 1B and Group 2, (xii) One-Month LIBOR is at all times equal to 5.325%, (xiii) the Pass-Through Rates for the Offered Certificates are as set forth herein, (xiv) the Mortgage Interest Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates), and
(xv) with respect to the Adjustable Rate Mortgage Loans, the 1 Year T-Bill Index is equal to 5.18%; and 6 Month LIBOR is equal to 5.88125%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions and the following prepayment scenarios and assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each Class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown.


Loan Group              Scenario         Scenario         Scenario        Scenario        Scenario        Scenario         Scenario
                           I                II              III              IV               V              VI               VII

Sub-group 1A              3.0               6.0              9.0            12.0             15.0            18.0             21.0
Sub-group 1B              5.5              11.0             16.5            22.0             27.5            33.0             38.5
Sub-group 2A              5.5              11.0             16.5            22.0             27.5            33.0             38.5
Sub-group 2B              7.5              15.0             22.5            30.0             37.5            45.0             52.5

                      Assumed Mortgage Loan Characteristics

                                                           Amortized
                                                           Remaining      Amortized                           Remaining
                       Principal              Loan Rate      Term       Original Term    Original Balloon    Balloon Term
Description            Balance ($)                (%)       (months)      (months)         Term (months)       (months)
Sub-group 1A
------------
FHA/VA                   3,370,395           9.993            194            349              N/A                 N/A
FHA/VA                   5,285,257           8.740            275            357              N/A                 N/A
FHA/VA                  22,578,137           8.301            332            360              N/A                 N/A

Sub-group 1B
------------
Fixed                    8,604,056          10.433            178            212              N/A                 N/A
Fixed                       29,556           9.990            174            180              N/A                 N/A
Fixed                       70,801           9.990            176            180              N/A                 N/A
Fixed                    1,034,993          10.916            202            209              N/A                 N/A
Fixed                    1,990,547           9.852            196            201              N/A                 N/A
Fixed                    1,657,453          10.385            282            314              N/A                 N/A
Fixed                    1,260,978          10.937            294            300              N/A                 N/A
Fixed                      386,067           9.840            295            300              N/A                 N/A
Fixed                   39,079,180           8.953            356            360              N/A                 N/A
Fixed                      616,214          10.755            352            360              N/A                 N/A
Fixed                      487,626           9.658            356            360              N/A                 N/A
Fixed                    3,922,172          10.209            354            360              N/A                 N/A
Fixed                      900,814          10.055            356            360              N/A                 N/A
Fixed                   11,943,013           9.882            355            360              N/A                 N/A
Fixed                    2,600,574           9.755            339            360              158                 137
Fixed                      127,315          11.990            351            360              180                 171
Fixed                      185,417          11.654            336            360              180                 156
Fixed                    2,286,927          10.864            350            360              180                 170
Fixed                      657,787          10.244            352            360              180                 172

Sub-group  2A
-------------
Fixed                      252,200           8.000            179            180              N/A                 N/A
Fixed                      698,146           9.305            213            217              N/A                 N/A
Fixed                      290,070           9.500            290            360              N/A                 N/A
Fixed                    9,527,611           8.367            356            360              N/A                 N/A
Fixed                      479,093           9.750            356            360              N/A                 N/A
Fixed                    3,845,318           9.220            356            360              N/A                 N/A
Fixed                    1,062,010          10.447            352            360              225                 217








                        Gross Margin    Lifetime       Lifetime          Months to Next         Initial Periodic    Periodic Rate
Description                 (%)         Cap (%)        Floor (%)         Adjustment Date          Rate Cap (%)       Cap (%)
Sub-group 1A
------------
FHA/VA                     N/A           N/A           N/A                   N/A                   N/A                 N/A
FHA/VA                     N/A           N/A           N/A                   N/A                   N/A                 N/A
FHA/VA                     N/A           N/A           N/A                   N/A                   N/A                 N/A

Sub-group 1B
------------
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A

Sub-group  2A
-------------
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A
Fixed                      N/A           N/A           N/A                   N/A                   N/A                 N/A

                                                           Amortized
                                                           Remaining      Amortized                           Remaining
                       Principal              Loan Rate      Term       Original Term    Original Balloon    Balloon Term
Description            Balance ($)                (%)       (months)      (months)         Term (months)       (months)
Sub-group 2B
------------
6 month LIBOR             61,271                13.340        338            360              N/A                 N/A
6 month LIBOR          1,108,264                10.498        344            356              N/A                 N/A
6 month LIBOR          1,971,207                10.993        334            360              N/A                 N/A
6 month LIBOR            890,362                12.086        347            360              N/A                 N/A
6 month LIBOR          2,709,337                10.999        348            360              N/A                 N/A
6 month LIBOR          5,681,523                11.057        348            360              N/A                 N/A
6 month LIBOR          6,770,527                11.234        349            360              N/A                 N/A
6 month LIBOR          5,241,859                10.093        344            354              N/A                 N/A
6 month LIBOR          3,541,896                10.599        348            360              N/A                 N/A
6 month LIBOR            603,404                10.541        349            360              N/A                 N/A
6 month LIBOR          1,009,213                12.340        348            360              N/A                 N/A
6 month LIBOR             92,007                 9.250        352            360              N/A                 N/A
6 month LIBOR            518,351                10.670        348            360              N/A                 N/A
6 month LIBOR            501,731                 8.156        349            360              N/A                 N/A
6 month LIBOR            103,074                 8.750        353            360              N/A                 N/A
1 Year Treasury          259,576                10.125        350            360              N/A                 N/A
1 Year Treasury        5,657,003                 7.567        312            360              N/A                 N/A




                        Gross Margin    Lifetime       Lifetime          Months to Next         Initial Periodic    Periodic Rate
Description                 (%)         Cap (%)        Floor (%)         Adjustment Date          Rate Cap (%)       Cap (%)
Sub-group 2B
------------
6 month LIBOR               8.590        19.840        13.340                   2                      3.000             1.500
6 month LIBOR               5.373        15.865         9.348                   4                      1.500             1.500
6 month LIBOR               6.407        16.796         9.905                   5                      1.966             1.368
6 month LIBOR               7.233        17.406        10.946                   6                      1.621             1.460
6 month LIBOR               7.901        17.590        10.953                  12                      3.000             1.491
6 month LIBOR               7.410        17.780        11.017                  13                      2.991             1.451
6 month LIBOR               7.840        17.818        11.234                  13                      2.867             1.440
6 month LIBOR               6.460        16.593        10.093                  14                      3.000             1.500
6 month LIBOR               7.614        17.088        10.645                  24                      2.964             1.435
6 month LIBOR               7.657        17.041        10.541                  25                      3.000             1.500
6 month LIBOR               7.078        18.516        11.896                  27                      2.424             1.500
6 month LIBOR               5.750        16.250         9.250                  40                      3.000             1.500
6 month LIBOR               7.078        17.170        10.670                  48                      3.000             1.500
6 month LIBOR               6.166        14.656         8.156                  49                      3.000             1.500
6 month LIBOR               5.150        15.250         8.750                  53                      3.000             1.500
1 Year Treasury             7.375        17.125        10.125                   2                      2.000             2.000
1 Year Treasury             2.733        12.128         2.375                  11                      1.497             1.243

               Percent of Original Principal Balance Outstanding*

                                                                              Class A-1
                         -----------------------------------------------------------------------------------------------------------
                              Scenario I      Scenario II    Scenario III  Scenario IV    Scenario V    Scenario VI     Scenario VII
Distribution Date

Initial Percentage              100%           100%             100%          100%              100%        100%            100%
August 25, 2000                  93             87               81            75                69          63              57
August 25, 2001                  86             75               65            55                46          38              30
August 25, 2002                  79             64               51            39                29          20               8
August 25, 2003                  73             55               41            33                27          20               8
August 25, 2004                  67             46               35            27                21          17               8
August 25, 2005                  61             40               30            22                17          12               8
August 25, 2006                  55             36               26            19                13           9               6
August 25, 2007                  49             32               22            15                10           6               4
August 25, 2008                  44             28               19            13                 8           5               3
August 25, 2009                  39             25               16            10                 6           3               2
August 25, 2010                  36             22               14             8                 4           3               2
August 25, 2011                  33             19               12             6                 3           2               1
August 25, 2012                  30             17               10             5                 3           1               0
August 25, 2013                  27             15                8             4                 2           1               0
August 25, 2014                  24             13                7             3                 2           0               0
August 25, 2015                  22             11                5             2                 1           0               0
August 25, 2016                  20             10                4             2                 1           0               0
August 25, 2017                  18              9                4             2                 0           0               0
August 25, 2018                  16              8                3             1                 0           0               0
August 25, 2019                  14              6                2             1                 0           0               0
August 25, 2020                  13              5                2             0                 0           0               0
August 25, 2021                  11              4                1             0                 0           0               0
August 25, 2022                   9              3                1             0                 0           0               0
August 25, 2023                   8              3                0             0                 0           0               0
August 25, 2024                   6              2                0             0                 0           0               0
August 25, 2025                   5              1                0             0                 0           0               0
August 25, 2026                   3              0                0             0                 0           0               0
August 25, 2027                   2              0                0             0                 0           0               0
August 25, 2028                   0              0                0             0                 0           0               0
August 25, 2029                   0              0                0             0                 0           0               0

Weighted Ave. Life                9.94           6.89             5.10          3.96              3.15        2.51            1.89
  to (Mat) (1)

Weighted Ave. Life                9.67           6.39             4.61          3.52              2.76        2.18            1.61
  to (Call) (1)


* Rounded to the nearest whole percentage.

-----------

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in principal amount on such Class of Certificates.

               Percent of Original Principal Balance Outstanding*

                                                                                               Class A-2
                     ---------------------------------------------------------------------------------------------------------------
                      Scenario I   Scenario II      Scenario III    Scenario IV     Scenario V      Scenario VI      Scenario VII
                     ------------  ------------   ---------------  ------------  ---------------   ------------  -------------------
Distribution Date
Initial Percentage       100%           100%             100%           100%            100%             100%            100%
August 25, 2000           91             82                 73          65               56              48              39
August 25, 2001           82             67                 53          40               28              18               9
August 25, 2002           74             54                 36          22               10               0               0
August 25, 2003           66             42                 25          16                8               0               0
August 25, 2004           59             33                 19          10                4               0               0
August 25, 2005           53             26                 14           6                1               0               0
August 25, 2006           46             21                 10           3                0               0               0
August 25, 2007           41             18                  7           1                0               0               0
August 25, 2008           35             15                  5           0                0               0               0
August 25, 2009           31             12                  3           0                0               0               0
August 25, 2010           28             10                  1           0                0               0               0
August 25, 2011           25              7                  0           0                0               0               0
August 25, 2012           23              6                  0           0                0               0               0
August 25, 2013           21              4                  0           0                0               0               0
August 25, 2014           18              3                  0           0                0               0               0
August 25, 2015           16              2                  0           0                0               0               0
August 25, 2016           14              1                  0           0                0               0               0
August 25, 2017           12              0                  0           0                0               0               0
August 25, 2018           10              0                  0           0                0               0               0
August 25, 2019            9              0                  0           0                0               0               0
August 25, 2020            7              0                  0           0                0               0               0
August 25, 2021            6              0                  0           0                0               0               0
August 25, 2022            5              0                  0           0                0               0               0
August 25, 2023            3              0                  0           0                0               0               0
August 25, 2024            2              0                  0           0                0               0               0
August 25, 2025            1              0                  0           0                0               0               0
August 25, 2026            0              0                  0           0                0               0               0
August 25, 2027            0              0                  0           0                0               0               0
August 25, 2028            0              0                  0           0                0               0               0
August 25, 2029            0              0                  0           0                0               0               0

Weighted Ave. Life         8.31           4.53               2.96        2.14             1.58           1.15            0.94
  to (Mat) (1)

Weighted Ave. Life         8.24           4.52               2.96        2.14             1.58           1.15            0.94
  to (Call) (1)

-----------
* Rounded to the nearest whole percentage.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in principal amount on such Class of Certificates.

               Percent of Original Principal Balance Outstanding*

                                                                                  Class M-1
                     ---------------------------------------------------------------------------------------------------------------
                          Scenario I      Scenario II    Scenario III     Scenario IV      Scenario V    Scenario VI    Scenario VII
                     -----------------   ------------   --------------   --------------   -----------   -------------   ------------
Distribution Date
Initial Percentage              100%           100%           100%            100%             100%          100%            100%
August 25, 2000                 100            100              100          100               100            100             100
August 25, 2001                 100            100              100          100               100            100             100
August 25, 2002                 100            100              100          100               100            100             100
August 25, 2003                 100            100               95           73                56             77             100
August 25, 2004                 100            100               79           58                42             30              54
August 25, 2005                 100             94               66           46                31             22              15
August 25, 2006                 100             83               55           36                24             16              10
August 25, 2007                 100             72               46           29                18             11               7
August 25, 2008                 100             64               38           23                14              8               5
August 25, 2009                  98             56               32           18                10              6               4
August 25, 2010                  90             48               26           14                 8              5               1
August 25, 2011                  81             41               21           11                 6              3               0
August 25, 2012                  74             36               18            9                 5              0               0
August 25, 2013                  67             31               15            7                 4              0               0
August 25, 2014                  59             26               12            6                 1              0               0
August 25, 2015                  53             22               10            4                 0              0               0
August 25, 2016                  48             19                8            3                 0              0               0
August 25, 2017                  43             16                6            1                 0              0               0
August 25, 2018                  38             14                5            0                 0              0               0
August 25, 2019                  33             11                4            0                 0              0               0
August 25, 2020                  29              9                3            0                 0              0               0
August 25, 2021                  25              8                0            0                 0              0               0
August 25, 2022                  20              6                0            0                 0              0               0
August 25, 2023                  17              5                0            0                 0              0               0
August 25, 2024                  13              3                0            0                 0              0               0
August 25, 2025                  10              0                0            0                 0              0               0
August 25, 2026                   6              0                0            0                 0              0               0
August 25, 2027                   2              0                0            0                 0              0               0
August 25, 2028                   0              0                0            0                 0              0               0
August 25, 2029                   0              0                0            0                 0              0               0

Weighted Ave. Life
  to (Mat) (1)                   17.56          12.16             8.91         6.87              5.76           5.30            5.51
Weighted Ave. Life
  to (Call) (1)                  17.02          11.29             8.08         6.14              5.13           4.75            4.95



------------
* Rounded to the nearest whole percentage

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in principal amount on such Class of Certificates.

               Percent of Original Principal Balance Outstanding*

                                                                                      Class M-2
                      --------------------------------------------------------------------------------------------------------------
                        Scenario I     Scenario II    Scenario III    Scenario IV   Scenario V     Scenario VI       Scenario VII
                      --------------  ------------   -------------   ------------- -------------- ------------   -------------------
Distribution Date
Initial Percentage          100%            100%           100%          100%            100%           100%                  100%
August 25, 2000             100             100            100           100             100            100                   100
August 25, 2001             100             100            100           100             100            100                   100
August 25, 2002             100             100            100           100             100            100                   100
August 25, 2003             100             100             95            73              56             43                    51
August 25, 2004             100             100             79            58              42             30                    22
August 25, 2005             100              94             66            46              31             22                    15
August 25, 2006             100              83             55            36              24             16                    10
August 25, 2007             100              72             46            29              18             11                     7
August 25, 2008             100              64             38            23              14              8                     4
August 25, 2009              98              56             32            18              10              6                     0
August 25, 2010              90              48             26            14               8              3                     0
August 25, 2011              81              41             21            11               6              0                     0
August 25, 2012              74              36             18             9               3              0                     0
August 25, 2013              67              31             15             7               0              0                     0
August 25, 2014              59              26             12             5               0              0                     0
August 25, 2015              53              22             10             2               0              0                     0
August 25, 2016              48              19              8             0               0              0                     0
August 25, 2017              43              16              6             0               0              0                     0
August 25, 2018              38              14              4             0               0              0                     0
August 25, 2019              33              11              2             0               0              0                     0
August 25, 2020              29               9              0             0               0              0                     0
August 25, 2021              25               8              0             0               0              0                     0
August 25, 2022              20               6              0             0               0              0                     0
August 25, 2023              17               2              0             0               0              0                     0
August 25, 2024              13               0              0             0               0              0                     0
August 25, 2025              10               0              0             0               0              0                     0
August 25, 2026               6               0              0             0               0              0                     0
August 25, 2027               0               0              0             0               0              0                     0
August 25, 2028               0               0              0             0               0              0                     0
August 25, 2029               0               0              0             0               0              0                     0

Weighted Ave.
  Life to (Mat) (1)          17.54           12.11           8.84          6.80            5.61           4.96                  4.69

Weighted Ave. Life
  to (Call)(1)               17.02           11.29           8.08          6.14            5.04           4.46                  4.26


------------
* Rounded to the nearest whole percentage

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in principal amount on such Class of Certificates.

               Percent of Original Principal Balance Outstanding*

                                                                                                   Class B
                   -----------------------------------------------------------------------------------------------------------------
                    Scenario I    Scenario II      Scenario III   Scenario IV    Scenario V      Scenario VI           Scenario VII
                   -----------   --------------  --------------   -----------   ------------   -----------------  ------------------
Distribution Date
Initial Percentage      100%             100%           100%          100%            100%        100%                   100%
August 25, 2000         100              100            100           100             100         100                    100
August 25, 2001         100              100            100           100             100         100                    100
August 25, 2002         100              100            100           100             100         100                    100
August 25, 2003         100              100             95            73              56          43                     32
August 25, 2004         100              100             79            58              42          30                     22
August 25, 2005         100               94             66            46              31          22                     15
August 25, 2006         100               83             55            36              24          16                     10
August 25, 2007         100               72             46            29              18          11                      3
August 25, 2008         100               64             38            23              14           6                      0
August 25, 2009          98               56             32            18              10           1                      0
August 25, 2010          90               48             26            14               5           0                      0
August 25, 2011          81               41             21            11               1           0                      0
August 25, 2012          74               36             18             8               0           0                      0
August 25, 2013          67               31             15             3               0           0                      0
August 25, 2014          59               26             12             0               0           0                      0
August 25, 2015          53               22              9             0               0           0                      0
August 25, 2016          48               19              5             0               0           0                      0
August 25, 2017          43               16              1             0               0           0                      0
August 25, 2018          38               14              0             0               0           0                      0
August 25, 2019          33               11              0             0               0           0                      0
August 25, 2020          29                8              0             0               0           0                      0
August 25, 2021          25                4              0             0               0           0                      0
August 25, 2022          20                0              0             0               0           0                      0
August 25, 2023          17                0              0             0               0           0                      0
August 25, 2024          13                0              0             0               0           0                      0
August 25, 2025           9                0              0             0               0           0                      0
August 25, 2026           1                0              0             0               0           0                      0
August 25, 2027           0                0              0             0               0           0                      0
August 25, 2028           0                0              0             0               0           0                      0
August 25, 2029           0                0              0             0               0           0                      0

Weighted Ave. Life
  to (Mat) (1)           17.49            11.99           8.70          6.67            5.45        4.73                   4.31

Weighted Ave. Life
  to (Call)(1)           17.02            11.29           8.08          6.13            5.00        4.33                   3.97

------------
* Rounded to the nearest whole percentage

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in principal amount on such Class of Certificates.

Final Scheduled Distribution Dates

         The Final Scheduled Distribution Date of each Class of Offered Certificates is set forth under "Summary of Prospectus Supplement." The Final Scheduled Distribution Date for the Class A-1 and Class A-2 Certificates has been calculated on the basis of the Structuring Assumptions and the assumptions that there are no prepayments and no Monthly Excess Interest Amounts are used to create overcollateralization. The Final Scheduled Distribution Date for each other Class of Offered Certificates has been set to equal the Distribution Date in the thirteenth month after the month of maturity of the latest maturing Mortgage Loan. Since the rate of distributions in reduction of the Certificate Principal Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such Class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund. See "Method of Distribution."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the Basis Risk Reserve Fund, will comprise multiple REMICs organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent beneficial ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Each Class of Offered Certificates will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, the Class A-2 and Class B Certificates will represent a beneficial interest in the right to receive payments under the cap contract from the Basis Risk Reserve Fund.

         Upon the issuance of the Offered Certificates, Brown & Wood LLP ( "Tax Counsel" ) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the holders of the Class X Certificates. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the holders of the Senior Certificates to receive payments from the Basis Risk Reserve Fund represent, for federal income tax purposes, interests in an interest rate cap contract (the "Cap Contract").

Taxation of Regular Interests

         A holder of a Class A-2 and Class B Certificate will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interest in the Upper Tier REMIC and an interest in the Cap Contract. A holder of a Class A-2 or Class B Certificate must allocate its purchase price for the Offered Certificate between its two components - the REMIC Regular Interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume that, with respect to any Class A-2 and Class B Certificate, the Cap Contract component will have only nominal value relative to the value of the Regular Interest component. The Internal Revenue Service (the "IRS") could, however, argue that the Cap Contract component has a greater value than that allocated, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with an additional amount of original issue discount ( "OID" ) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal

Income Tax Consequences - Taxation of Owners REMIC Regular Certificates - Original Issue Discount and Premium" in the Prospectus.

         For federal income tax reporting purposes, the classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans in each sub-group will prepay at the applicable prepayment percentage under Prepayment Scenario IV. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates if such Certificates are required to be treated as issued with original issue discount generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         Upon the sale, exchange, or other disposition of a Class A-2 or Class B Certificate, the holder thereof must allocate the amount realized between the two components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Class A-2 or Class B Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of a Class A-2 or Class B Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of
(i) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Class A-2 or Class B Certificate over (ii) the amount actually included in such holder's income.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Investors are cautioned that since the Class A-2 and Class B Certificates comprise rights in addition to the rights under the Class A-2 and Class B Regular Interests, the Class A-2 and Class B Certificates will not in their entirety constitute assets described in Section 7701(a)(19) of the Code or real estate assets described in Section 856(c)(4)(A) of the Code, and income earned on the Class A-2 and Class B Regular Certificates will qualify as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code only to the extent that the income reflects the income so qualifying earned by the Class A Regular Interests. The Class A-2 and Class B Certificates also will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code in their entirety and may not be appropriate investments for REMICs. See "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

         As indicated above, a portion of the purchase price paid by a holder to acquire a Class A-2 or Class B Certificate will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of a Class A-2 or Class B Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Senior Certificate.

         Any payments made to a holder of a Class A-2 or Class B Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for a year exceeds that year's amortized costs of the Cap Contract components, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

         Any LIBOR Carryover Amount received by the Class A-2 and Class B Certificates will be treated by the Trustee as a payment in respect of a Cap Contract. Although unexpected, there is a theoretical possibility that payment of a Class A-2 LIBOR Carryover Amount will require a reduction in payments to the Class M-1, M-2 and B Certificates. In such case, the Trustee will treat any reductions as paid to the Holders of a Class of Certificates having its payments reduced and then advanced or loaned by such Certificateholder to the Basis Risk Reserve Fund. Any such advance would be treated as reimbursed from monies otherwise available to the Class X Certificates. It is possible that the IRS could disagree with the above characterization of these deemed payments.

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Certificates--General" and "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee and/or the Servicer. See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), on May 24, 1990 to the Representative which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) the Underwriters, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any Underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

         The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ( "National Credit Ratings Agencies" ). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Servicer, each sub-servicer, any insurer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. See "ERISA Considerations" in the Prospectus.

         In addition, the Exemption will not apply to a Plan's investment in the Offered Certificates if the plan fiduciary responsible for the decision to invest in the Offered Certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the Mortgage Loans or an affiliate of such a person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;
(3) immediately after such acquisition, no more than 25% of the assets of any Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and
(4) the Plan is not sponsored by any member of the Restricted Group.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.

         Because the characteristics of the Class M-1, Class M-2 and Class B Certificates may not meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class M-1, Class M-2 and Class B Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class M-1, Class M-2 and Class B Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Class M-1, Class M-2 or Class B Certificate in book-entry form. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel described above, such attempted transfer or acquisition shall be void and of no effect.

         Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because Loan Group 1 includes second lien mortgage loans and Owner-Financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and Merrill Lynch, Pierce, Fenner & Smith, an affiliate of the Depositor ("Merrill Lynch"), as representative (in such capacity, the "Representative") of Merrill Lynch and Banc of America Securities LLC (together with Merrill Lynch, the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the principal amount of Certificates set forth opposite their names in the tables below:

                                  Principal Amount of:

                                                 Class A-1                Class A-2                    Class M-1
           Underwriter                          Certificates              Certificates                 Certificates
-----------------------------------------  ---------------------  -------------------------  ----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............      $ 87,260,000             $ 33,840,000                 $ 7,773,600

Banc of America Securities LLC.........      $       0.00             $  8,460,000                 $ 1,943,400

                                  Principal Amount of:

                                                Class M-2                  Class B
               Underwriter                     Certificates             Certificates
-----------------------------------------  ----------------------  ------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..............         $ 7,125,600              $ 4,534,400

Banc of America Securities LLC........         $ 1,781,400              $ 1,133,600

         The Underwriters have advised the Depositor that they propose initially to offer the Offered Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.125% of the Certificate denomination. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.125% of the Certificate denomination to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

         Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Depositor, the Seller or any of their respective affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Depositor, the Seller or any of their respective affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

         Certain of the Mortgage Loans in sub-group 2B are being acquired by the Seller from an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  LEGAL MATTERS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co.:

      Class               Moody's              Fitch                   Duff
      -----               -------              -----                   ----
       A-1                  Aaa                 AAA                     AAA
       A-2                  Aaa                 AAA                     AAA
       M-1                  Aa2                  AA                     AA
       M-2                  A2                   A                       A
        B                  Baa2                 BBB                     BBB

                  A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of any LIBOR Carryover Amount (with respect to the Class A-2 or Class B Certificates) or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

                  The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered

         Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

"60+ Day Delinquent Loan"....................................................73
"Accrued Certificate Interest"...............................................70
"Adjustment Date"............................................................40
"Advance"....................................................................61
"Alternative Documentation"..................................................56
"Applied Realized Loss Amount"...............................................73
"arrearage"..................................................................15
"Arrearage"..................................................................24
"Assignment Program".........................................................53
"Bankruptcy Code"............................................................23
"Bankruptcy Plan Mortgage Loan"..............................................23
"Basis Risk Reserve Fund"....................................................76
"beneficial owner"...........................................................65
"Book-Entry Certificates"....................................................65
"Cap Contract"...............................................................88
"capital asset"..............................................................89
"Cedelbank Participants".....................................................67
"Certificate Owners".........................................................65
"Certificateholder"..........................................................65
"Certificates"...............................................................65
"Class A Principal Distribution Amount"......................................71
"Class A-1 Certificate Margin"...............................................76
"Class A-1 Formula Rate".....................................................76
"Class A-1 Principal Percentage".............................................71
"Class A-2 Certificate Margin"...............................................76
"Class A-2 Formula Rate".....................................................76
"Class A-2 Principal Percentage".............................................71
"Class B Applied Realized Loss Amount".......................................75
"Class B Principal Distribution Amount"......................................72
"Class B Realized Loss Amortization Amount"..................................75
"Class M-1 Applied Realized Loss Amount".....................................74
"Class M-1 Principal Distribution Amount"....................................71
"Class M-1 Realized Loss Amortization Amount"................................75
"Class M-2 Applied Realized Loss Amount".....................................75
"Class M-2 Principal Distribution Amount"....................................72
"Class M-2 Realized Loss Amortization Amount"................................75
"Code".......................................................................88
"Collection Account".........................................................60
"Compensating Interest"......................................................62
"Constant Prepayment Rate"...................................................80
"Cooperative"................................................................67
"CPR"........................................................................80
"Custodian"..................................................................59
"Cut-off Date Principal Balance".............................................22
"Cut-off Date"...............................................................22
"Defective Mortgage Loans"...................................................60
"Definitive Certificate".....................................................65
"Delinquent".................................................................24
"Determination Date".........................................................63

"Distribution Account".......................................................61
"Distribution Date"..........................................................65
"due-on-sale"................................................................78
"EFSG".......................................................................55
"Eligible Account"...........................................................61
"Eligible Substitute Mortgage Loan"..........................................60
"Euroclear Operator".........................................................67
"Euroclear Participants".....................................................67
"Euroclear"..................................................................67
"European Depositaries"......................................................65
"Exemption"..................................................................91
"Extra Principal Distribution Amount"........................................72
"FHA Mortgage Loans".........................................................53
"FHA"........................................................................53
"Financial Intermediary".....................................................65
"Forbearance Plan Mortgage Loan".............................................23
"full documentation".........................................................56
"Global Securities"...........................................................1
"Gross Margin"...............................................................40
"Group 1 Available Funds Cap"................................................76
"Group 2 Available Funds Cap"................................................76
"HUD"........................................................................53
"IML"........................................................................67
"Index"......................................................................40
"Industry"...................................................................69
"Initial Periodic Rate Cap"..................................................40
"Interest Accrual Period"....................................................70
"Interest Carry Forward Amount"..............................................70
"Interest Determination Date"................................................77
"Interest Remittance Amount".................................................70
"IRS"........................................................................88
"Limited Documentation"......................................................56
"Litton".....................................................................57
"Loan Group 1"...............................................................23
"Loan Group 2"...............................................................23
"Loan Group Balance".........................................................23
"Loan Group".................................................................23
"Loan Rate"..............................................................24, 30
"lock-up".....................................................................1
"Maximum Cap"................................................................77
"Maximum Loan Rate"..........................................................40
"Merrill Lynch"..............................................................92
"MGIC".......................................................................55
"Minimum Loan Rate"..........................................................40
"Modified Scheduled Payments"................................................23
"Monthly Excess Cashflow Amount".............................................74
"Monthly Excess Interest Amount".........................................70, 73
"Monthly Payment"............................................................24
"Moody's"....................................................................55
"Mortgage Interest Rate".....................................................63
"Mortgage Loan Purchase Agreement"...........................................22
"Mortgage Loan Schedule".....................................................59
"Mortgage Loans".............................................................22

"Mortgage Pool"..............................................................22
"mortgage related securities"............................................14, 92
"Mortgage"...................................................................24
"Mortgaged Property".........................................................24
"National Credit Ratings Agencies"...........................................91
"National Housing Act".......................................................53
"No Documentation"...........................................................56
"no-bid".....................................................................54
"Offered Certificates".......................................................65
"OID Regulations"............................................................89
"OID"........................................................................88
"One Year CMT"...............................................................52
"One-Month LIBOR"............................................................76
"Optional Termination Date"..................................................63
"Overcollateralization Amount"...............................................72
"Overcollateralization Deficiency"...........................................72
"Overcollateralization Release Amount".......................................72
"Pass-Through Rate"..........................................................75
"Performing Mortgage Loan"...................................................23
"Periodic Rate Cap"..........................................................40
"plan assets"................................................................92
"Plan".......................................................................91
"Pooling and Servicing Agreement"............................................59
"Prepayment Interest Shortfall"..............................................63
"Prepayment Period"..........................................................69
"Principal Balance"..........................................................22
"Principal Distribution Amount"..............................................72
"Principal Remittance Amount"................................................72
"PTCE 95-60".................................................................92
"Purchase Price".............................................................59
"qualified mortgages"........................................................89
"real estate assets".........................................................89
"Record Date"................................................................65
"Reference Bank Rate"........................................................77
"Regular Scheduled Payments".................................................23
"Related Documents"..........................................................59
"Relevant Depositary"........................................................65
"Relief Act".................................................................61
"Re-Performance Test"........................................................23
"Re-Performing Mortgage Loan"................................................23
"Representative".............................................................92
"Residual Certificates"......................................................65
"Restricted Group"...........................................................91
"Rules"......................................................................66
"Seller".....................................................................22
"Senior Certificates"........................................................65
"Senior Enhancement Percentage"..............................................73
"Senior Specified Enhancement Percentage"....................................73
"Servicing Advance"..........................................................62
"Servicing Fee Rate".........................................................62
"Servicing Fee"..............................................................62
"Six Month LIBOR"............................................................52
"SMMEA"......................................................................92

"Special Servicing Fee"......................................................62
"Stated Documentation".......................................................56
"Stepdown Date"..............................................................73
"step-down"..................................................................74
"Structuring Assumptions"....................................................80
"Sub-group 1A"...............................................................23
"Sub-group 1B"...............................................................23
"Sub-group 2A"...............................................................23
"Sub-group 2B"...............................................................23
"Subordinated Certificates"..................................................65
"Sub-Performing Mortgage Loan"...............................................23
"Substitution Adjustment"....................................................60
"Systems"....................................................................69
"Targeted Overcollateralization Amount"......................................73
"Tax Counsel"................................................................88
"Telerate Page 3750".........................................................77
"Termination Price"..........................................................63
"Terms and Conditions".......................................................67
"Trigger Event"..............................................................73
"Trust Fund".................................................................22
"Trustee"....................................................................62
"U.S. Person".................................................................4
"Underwriter"................................................................91
"Underwriters"...............................................................92
"United States Housing Act"..................................................53
"Unpaid Realized Loss Amount"................................................75
"VA Mortgage Loans"..........................................................53
"VA".........................................................................53
"Collection Period"..........................................................70
Cedelbank............................................1, 65, 66, 67, 68, 1, 2, 3
DCR..........................................................................55
DTC.................................................65, 66, 67, 68, 69, 1, 2, 3
Pool Maximum Cap.............................................................77
S&P..........................................................................55

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                  Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

                  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

                  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

                  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

                  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

                  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

                  Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                  Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
         York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

                  Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

                  As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

                  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

                  Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear

         Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

                  A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

                  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES
                              ASSET BACKED NOTES
                             (ISSUABLE IN SERIES)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

Consider carefully the risk factors beginning on page 3 of this prospectus.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer, any sub-servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities

         Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

o        ownership interests in certain assets in a trust fund or

o        debt obligations secured by certain assets in a trust fund.

o Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

         The Trust Fund and Its Assets

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

o one or more segregated pools of various types of mortgage loans and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

o home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

o mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby.

              Each trust fund may be subject to early termination in certain circumstances.

Market for the Securities

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

         Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              MERRILL LYNCH & CO.

                The date of this Prospectus is July 13, 1999.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

              Information about each series of securities is contained in the following documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

o information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o information concerning other trust fund assets, including any reserve fund;

o        the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

o        particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 93 of this prospectus.

                                 RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

There is a risk that the securities will have limited liquidity.

         At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

There is a risk associated with limited assets and that those assets will not be sufficient to pay the securities in full.

o The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

o The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

o Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

o Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

o Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

o Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

o Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

o If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

There is a risk that prepayments on the assets in a trust fund will adversely affect the average life and yields of the related securities.

o Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

o A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

There is a risk that defaults by obligors or declines in the values of mortgaged properties will result in losses to investors.

o An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

o To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

o For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

o In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

o Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated." in this prospectus for further information.

o In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated.

o Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

o The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

o If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans -- Junior Mortgages" in this prospectus for further information.

There is a risk that any applicable credit support will not cover all losses.

o The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan or other parties.

o A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

o The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

o Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

o The rating agency rating a series of securities may lower their rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings.", "Description of the Securities" and "Description of Credit Support" for further information.

There is a risk to holders of subordinate securities that losses will have a greater impact on them.

o The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities -- General" and "-- Allocation of Losses and Shortfalls" in this prospectus for further information.

o The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

There is a risk that obligors on balloon loans will not be able to make balloon payments.

         Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

There is a possibility, if the related prospectus supplement provides for it, that upon an optional termination of a trust fund, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

o If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

o In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

There are risks relating to certain federal income tax considerations regarding REMIC residual certificates.

o Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences -- REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

o In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests.

We refer you to "Material Federal Income Tax Consequences -- REMICs" in this prospectus for further information.

There are risks in relying on the limited nature of ratings.

         Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from that you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Rating" in this prospectus for further information.

                        DESCRIPTION OF THE TRUST FUNDS

Assets

         The primary assets of each Trust Fund (the "Assets") will include:

         (i) one- to five-family mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans and Home Improvement Contracts,

         (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

         (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

                  (a) interest-bearing securities,

                  (b) non-interest-bearing securities,

                  (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

                  (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

         As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

     General

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

         (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

         (ii) a security interests in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

         Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. No more than 20% of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

     Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

(a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

(b)      the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Mortgage Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

(ii)     the type of property securing the Mortgage Loans,

(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

(iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

(v)      the range of the Loan-to-Value Ratios at origination of the Mortgage
         Loans,

(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

(vii) the state or states in which most of the Mortgaged Properties are located,

(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

(ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and

(x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

         The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

         If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

     Payment Provisions of the Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

(i) have individual principal balances at origination of not less than $25,000,

(ii)     have original terms to maturity of not more than 40 years and

(iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

         Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor:

(i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

(ii) the original and remaining term to stated maturity of the MBS, if applicable,

(iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

(iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

(v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

(vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

(vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

(viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

(ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

(x)      the servicing fees payable under the MBS Agreement,

(xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and

(xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Each MBS will be either:

(i) a security exempted from the registration requirements of the Securities Act,

(ii)     a security that has been previously registered under the Securities
         Act or

(iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clauses (ii) and (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

Government Securities

         The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

(i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

(ii) the original and remaining terms to stated maturity of the Government Securities,

(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

(iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

(v)      the applicable payment provisions for the Government Securities and

(vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Pre-Funding Account

         To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

Accounts

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.
See "Description of the Agreement--Collection Account and Related Accounts."

Credit Support

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

General

         The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate and Interest Rate

         Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

         Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

         The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

         The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments--Maturity and Weighted Average Life

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

         If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

         The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

     Type of Mortgage Asset

         If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

         With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     Defaults

         The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

         The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

     Refinancing

         At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

     Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

         Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

         The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

General

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

(ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

(iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

(v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

(vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

         If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

         Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus

Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

Distributions

         Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

         All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                           (a) all scheduled payments of principal and
                  interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) unless the related Prospectus Supplement
                  provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

                           (c) all amounts in the Collection Account that are
                  due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

                  (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

                  (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Securities

         Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

         Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security

Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Securities

         The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

Components

         To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

Allocation of Losses and Shortfalls

         If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

         With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Securityholders

         Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

                  (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

                  (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

                  (iii) the amount of such distribution allocable to Prepayment Premiums;

                  (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

                  (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

                  (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                           (a)      one scheduled payment is delinquent,

                           (b)      two scheduled payments are delinquent,

                           (c)      three or more scheduled payments are
                                    delinquent and

                           (d)      foreclosure proceedings have been commenced;

                  (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

                  (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

                  (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
         Period:

                           (a)      the book value,

                           (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                           (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                           (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

                  (xi) with respect to any such REO Property sold during the related Due Period:

                           (a)      the aggregate amount of sale proceeds,

                           (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and

                           (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

                  (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

                  (xiii) the aggregate amount of principal prepayments made during the related Due Period;

                  (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

                  (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

                  (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

                  (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

                  (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

                  (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

                  (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

Termination

         The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Securities

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC's participating organizations (the
"Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

         Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

         REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the "Agreement". Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a "Trust Agreement"), which may also be referred to herein as the "Agreement".

         Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing may be referred to herein as the "Agreement".

         A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

         Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

         General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

Assignment of Assets; Repurchases

         At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans and Home Improvement Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

         With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

         (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

         (iii)    the authority of the Warranting Party to sell the Whole
                  Loan;

         (iv)     the payment status of the Whole Loan;

         (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

         Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Collection Account and Related Accounts

     General

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

         (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

         (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection

Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Deposits

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

                  (i) all payments on account of principal, including principal prepayments, on the Assets;

                  (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

                  (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

                  (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

                  (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

                  (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

                  (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

                  (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

                  (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

                  (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

     Withdrawals

         A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

                  (i) to make distributions to the Securityholders on each Distribution Date;

                  (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

                  (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

                  (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

                  (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

                  (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

                  (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

                  (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

                  (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

                  (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

                  (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

                  (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

                  (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

                  (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

                  (xvii) to make any other withdrawals permitted by the related Agreement; and

                  (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

     Other Collection Accounts

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

         (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

         (ii)     applicable law and

         (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

Realization Upon Defaulted Whole Loans

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Fidelity Bonds and Errors and Omissions Insurance

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale Provisions

         The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

Retained Interest; Servicing Compensation and Payment of Expenses

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

Evidence as to Compliance

         Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

         The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Security holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

         (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

         (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

         (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

         (iv) incurred in connection with any violation of any state or federal securities law; or

         (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default Under the Agreement

         Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

         (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

         (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

         (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

         (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

         The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

Rights Upon Event of Default Under the Agreement

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66K% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

         (i)      to cure any ambiguity or correct any mistake,

         (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

         (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or

         (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect or a letter from the applicable Rating Agency that such amendment will not result in a reduction or withdrawal of its rating of the related Security) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement.

Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

         (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

         (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

The Trustee

         The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

Certain Matters Regarding the Trustee

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

         (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,

         (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

         (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

         (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Certain Terms of the Indenture

         Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include:

         (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

         (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

         (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

         (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

         If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

         (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

         (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

         (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66K% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

         Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

         The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

General

         For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

         (a)      the nature and amount of coverage under such Credit Support,

         (b) any conditions to payment thereunder not otherwise described herein,

         (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

         (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

                  (i) a brief description of its principal business activities,

                  (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

                  (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

                  (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

Subordinate Securities

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees

         If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

Letter of Credit

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

Insurance Policies and Surety Bonds

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

Reserve Funds

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

Credit Support With Respect to MBS

         If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest In Real Property

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

         If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

Foreclosure

     General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a


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foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

     Cooperative Loans

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial


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

reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

Junior Mortgages

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


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

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

Due-On-Sale Clauses

         Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Subordinate Financing

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


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Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Brown & Wood LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United states persons shall be considered U.S. Persons as well.

General

         The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

Grantor Trust Funds

         If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

         A.       Single Class of Grantor Trust Certificates

         Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Brown & Wood LLP will have advised the Depositor that:

                  (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

                  (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

                  (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

         (i)      the total remaining market discount and

         (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

         (i)      the total remaining market discount and

         (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

         B.       Multiple Classes of Grantor Trust Certificates

                  1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates --Stripped Bonds and Stripped Coupons" herein.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

         (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

         (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

                  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

         The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

         (i)      adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

                  (b) any payments included in the state redemption price at maturity received during such accrual period, and

         (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

                  3. Grantor Trust Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

         C.       Sale or Exchange of a Grantor Trust Certificate

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

         Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         D.       Non-U.S. Persons

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under


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


Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

         E.       Information Reporting and Backup Withholding

         The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

         The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.



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         In general, with respect to each Series of Certificates for which a
REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

         A.       Taxation of Owners of REMIC Regular Certificates

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant


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interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears


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that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates --Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

         (i)      adding

                  (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and

                  (b) any payments included in the stated redemption price at maturity received during such accrual period, and



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(iii)             subtracting from that total the adjusted issue price of the
                  REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

         (b) any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         (i)     such interest is unconditionally payable at least annually,

         (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted


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


average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

         (ii) the price for such REMIC Regular Certificate paid by the purchaser.

A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the


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basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

         (i)     the total remaining market discount and

         (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

         (a)     the total remaining market discount and

         (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         B.       Taxation of Owners of REMIC Residual Certificates

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         (ii)    all bad loans will be deductible as business bad debts, and

         (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.



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


         Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be


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


subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

         C.       Prohibited Transactions and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

         D.       Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

         E.       Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be


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


furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         F.       Tax-Exempt Investors

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

         G.       Residual Certificate Payments--Non-U.S. Persons

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and
(ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax


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shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means
(i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.



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         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Tax Characterization of a Trust Fund as a Partnership

         Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

         A.       Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a


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Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

         The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and


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(ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

         B.       Tax Consequences to Holder of the Certificates

         Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due


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on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such


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


Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency


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


registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Certificates as Debt for Tax Purposes

         A.       Characterization of the Certificates as Indebtedness

         If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

         The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

         B.       Taxation of Interest Income of Certificate Owners

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

         C. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

         Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership

(including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

         D.       Possible Classification as a Taxable Mortgage Pool

         In relevant part, Section 7701(i) of the Code provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans will be issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

         E.       Foreign Investors

         In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

         If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S.
income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

         F.       Backup Withholding

         Certain Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         G.       New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT Securities

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests concerning (A) the composition of the FASIT's assets and
(B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

         (i)      cash or cash equivalents,

         (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

         (iii)    foreclosure property,

         (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         (vi)     FASIT regular interests, and

         (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if:

         (i)      it is designated as a regular interest,

         (ii)     it has a stated maturity no greater than thirty years,

         (iii)    it entitles its holder to a specified principal amount,

         (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

         (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         (vi)     if it pays interest, such interest is payable at either

                             (a) a fixed rate with respect to the principal amount of the regular interest or

                             (b) a permissible variable rate with respect to such principal amount.



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


Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates --Variable Rate REMIC Regulation Certificate.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities --Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                           STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                             ERISA CONSIDERATIONS

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

     General

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

         One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interest" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Availability of Underwriter's Exemption for Certificates

         Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

                  (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the "Restricted Group");

                  (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

         Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

         Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995).

                               LEGAL INVESTMENT

         Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by

SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

         In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

         If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

         The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

         The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

         This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

         The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

         As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

         Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                        IN THE PROSPECTUS

1986 Act..................................................             70, 74
Accrual Securities........................................              9, 27
Accrued Security Interest.................................                 29
adjusted issue price......................................             71, 83
Agreement.................................................                 36
Agreements................................................                  9
Amortizable Bond Premium Regulations......................                 67
an accrual period.........................................                 76
Applicable Amount.........................................                 83
ARM Loans.................................................             20, 70
Asset Seller..............................................                 19
Assets....................................................           1, 6, 18
Available Distribution Amount.............................                 28
Balloon Mortgage Loans....................................                 17
benefit plan investors....................................                100
Book-Entry Securities.....................................                 28
Buydown Mortgage Loans....................................                 26
Buydown Period............................................                 26
capital asset.............................................             72, 79
Cash Flow Agreement.......................................              8, 22
Cash Flow Agreements......................................                  1
Cede......................................................              3, 33
CEDEL.....................................................                 34
CEDEL Participants........................................                 34
Certificateholder.........................................                 95
Certificates..............................................          1, 6, 101
clearing agency...........................................                 33
clearing corporation......................................             33, 38
Closing Date..............................................                 74
Code......................................................                 11
Collection Account........................................                 40
Commission................................................                  3
Contributions Tax.........................................                 84
Cooperative...............................................             35, 56
Cooperative Loans.........................................                 56
Cooperatives..............................................                 19
Covered Trust.............................................             16, 53
CPR.......................................................                 25
Credit Support............................................           1, 8, 22
Crime Control Act.........................................                 64
Cut-off Date..............................................                 10
daily accruals............................................                 83
Daily portions............................................             71, 75
Deferred Interest.........................................                 71
Definitive Securities.....................................             28, 36
Depositor.................................................              6, 19
Determination Date........................................                 28
disqualified organization.................................                 86
Distribution Date.........................................                 10
DTC.......................................................              3, 33

Due Period................................................                 28
Eligible Corporations.....................................                 97
equity of redemption......................................                 59
ERISA.....................................................             12, 99
Euroclear.................................................                 34
Euroclear operator........................................                 34
Euroclear Participants....................................                 34
Events of Default.........................................                 49
Evidences of indebtedness.................................     72, 73, 79, 84
Excess inclusion..........................................                 83
excess inclusions.........................................                 86
excess servicing..........................................                 69
Exchange Act..............................................                  4
Exemption.................................................                100
FASIT Qualification Test..................................                 96
FDIC......................................................            40, 102
Federal long-term rate....................................                 83
FHLMC.....................................................                 47
foreign person............................................             87, 89
Government Securities.....................................   1, 7, 19, 73, 98
Grantor Trust Certificates................................                 11
High-Yield Interest.......................................                 97
Home Equity Loans.........................................              7, 20
Home Improvement Contracts................................              7, 20
Indenture.................................................             27, 36
Indenture Trustee.........................................                 36
Indirect Participants.....................................                 34
Insurance Proceeds........................................                 40
L/C Bank..................................................                 54
Labor.....................................................                100
Legislative History.......................................                 70
Liquidation Proceeds......................................                 40
Loan-to-Value Ratio.......................................                 19
Mark-to-Market Regulations................................                 82
Master REMIC..............................................                 73
Master Servicer...........................................                  6
MBS.......................................................           1, 6, 18
MBS Agreement.............................................                 21
MBS Issuer................................................                 21
MBS Servicer..............................................                 21
MBS Trustee...............................................                 21
Merrill Lynch.............................................                103
Model Law.................................................                103
Mortgage Assets...........................................              1, 19
Mortgage Loan Group.......................................              9, 27
Mortgage Loans............................................           1, 6, 18
Mortgage Notes............................................                 19
Mortgage Rate.............................................              7, 20
Mortgage related securities...............................            101-103
Mortgages.................................................             19, 56
mortgagor.................................................                 56
NCUA......................................................                102
new partnership...........................................                 91
New Regulations...........................................     72, 81, 93, 96
Nonrecoverable Advance....................................                 31
Notes.....................................................               1, 6

Offered Securities........................................                  1
OID.......................................................             65, 67
OID Regulations...........................................                 67
Old partnership...........................................                 91
Originator................................................                 19
OTS.......................................................                102
Ownership interests.......................................                 96
Participants..............................................             33, 35
Parties in interest.......................................                 99
pass-through entity.......................................                 86
pass-through interest holder..............................                 83
pass-through interest holders.............................                 80
Pass-Through Rate.........................................              9, 29
passive losses............................................                 81
Payment Lag Certificates..................................                 79
Permitted Investments.....................................                 40
phantom income............................................                 81
plan assets...............................................                101
Plans.....................................................                 99
Policy Statement..........................................                102
Pooling and Servicing Agreement...........................                 36
portfolio income..........................................                 81
portfolio interest........................................         85, 89, 93
Pre-Funded Amount.........................................              8, 22
pre-issuance accrued interest.............................                 79
prepayment................................................                 24
Prepayment Assumption.....................................                 70
Prohibited Transactions...................................             84, 99
Prohibited Transactions Tax...............................                 84
PTCE 83-1.................................................                101
Purchase Price............................................                 39
qualified mortgage........................................                 73
qualified stated interest.................................             74, 88
Rating Agency.............................................                 13
real estate assets........................................ 11, 69, 73, 74, 98
Record Date...............................................                 28
Refinance Loans...........................................                 19
Regular interests.........................................             11, 96
Related Proceeds..........................................                 31
Relief Act................................................                 64
REMIC.....................................................                 11
REMIC Certificates........................................                 73
REMIC Regular Certificateholders..........................                 74
REMIC Regular Certificates................................             11, 73
REMIC Regulations.........................................                 65
REMIC Residual Certificateholder..........................                 80
REMIC Residual Certificates...............................             11, 73
Restricted Group..........................................                101
Retained Interest.........................................                 47
RICO......................................................                 64
Securities................................................               1, 6
Securities Act............................................                  3
Security..................................................                 37
Security Balance..........................................              9, 30
Security Owners...........................................                 34
Securityholder............................................                 34

Securityholders...........................................              3, 18
senior lien...............................................                 16
Senior Securities.........................................              9, 27
Servicing Agreement.......................................                 36
Servicing Standard........................................                 43
Short-Term Note...........................................                 88
Single Family Mortgage Loan...............................                 19
Single Family Properties..................................                  6
Single Family Property....................................                 19
single family residences..................................                 73
single-class REMIC........................................                 80
SMMEA.....................................................            13, 101
SMMEA Securities..........................................                101
SPA.......................................................                 25
Stripped ARM Obligations..................................                 71
Stripped Bond Certificates................................                 68
stripped bonds............................................             66, 68
Stripped Coupon Certificates..............................                 68
stripped coupons..........................................             66, 68
Stripped Interest Securities..............................              9, 27
Stripped Principal Securities.............................              9, 27
Sub-Servicer..............................................                 43
Sub-Servicing Agreement...................................                 43
Subordinate Securities....................................              9, 27
Subsequent Assets.........................................              8, 22
Subsidiary REMIC..........................................                 73
Super-Premium Certificates................................                 75
tax avoidance potential...................................                 87
Tax Counsel...............................................                 93
taxable mortgage pool.....................................             84, 94
Terms and Conditions......................................                 35
Title V...................................................                 63
Title VIII................................................                 64
Trust Agreement...........................................                 36
Trust Assets..............................................                  3
Trust Fund................................................               1, 6
Trustee...................................................                  6
U.S. Person...............................................             65, 87
UCC.......................................................                 33
Underlying MBS............................................                 19
Underlying Mortgage Loans.................................                 19
Value.....................................................                 19
Voting Rights.............................................                 49
Warranting Party..........................................                 38
Whole Loans...............................................                 19

                                    [LOGO]

                                  $153,852,000
                                 (APPROXIMATE)
                C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 1999-CB4

                        CREDIT-BASED ASSET SERVICING AND
                               SECURITIZATION LLC
                                     SELLER

                            LITTON LOAN SERVICING LP
                                    SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

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                             PROSPECTUS SUPPLEMENT

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MERRILL LYNCH & CO.                               BANC OF AMERICA SECURITIES LLC

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 1999-CB4 in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 1999-CB4 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset-Backed Certificates, Series 1999-CB4 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                August 24, 1999